EXHIBIT 10.3


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THIS  LOAN  AGREEMENT  dated  the      day  of  August,  2002,


AMONG:
         BABCOCK & BROWN INVESTMENT MANAGEMENT PARTNERS LP, a limited partnership organized under the laws of the State of Delaware, having an office at 2 Harrison Street, San Francisco, U.S.A., 94015, as Agent

AND:

         BABCOCK & BROWN INVESTMENT MANAGEMENT PARTNERS LP AND SUCH OTHER LENDERS AS ARE SIGNATORIES HERETO

AND:
         MERCER INTERNATIONAL INC., a Massachusetts trust organized under the laws of the State of Washington, U.S.A., having its registered office at Suite 6100, 701 Fifth Avenue,
         Seattle,  Washington,  U.S.A.,  98104-7098,  as  Borrower


WHEREAS:

A. The Borrower has requested that the Loan be made available by the Lenders to the Borrower; and

B. The Lenders have agreed to make the Loan available to the Borrower upon the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and undertakings and the terms and conditions set out herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto acknowledge, declare, covenant and agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

     Section 1.1 Definitions. When used in this Agreement (including the recitals and schedules hereto) or in any amendment hereto, the following terms shall, unless otherwise expressly provided, have the following meanings, respectively:

"Advance"  means  the  advance  of  the  full  amount  of  the  Loan;


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"Advance  Date" means the date specified in the Advance Request, such date to be no  earlier  than  the  Closing  Date  and  no  later than the Termination Date;

"Advance Request" means a written notice in the form set out in Schedule "D" hereto to be provided by the Borrower to the Agent not less than two (2) days prior to the Advance Date requesting the Advance of the Loan;

"Advisory Fees" means the fees payable by the Borrower to the Financial Advisor pursuant to the terms of the Financial Services Agreement;

"Affiliate" means, with respect to any given Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person;

"Agent" means Babcock & Brown Investment Management Partners LP in its capacity as agent hereunder;

"Agreement" means this non-revolving term loan agreement as supplemented, amended or otherwise modified, extended, renewed, replaced or restated from time to time by any agreement supplemental or ancillary hereto; and the expressions "Article" and "Section" followed by a number mean, and refer to the specified Article or Section of this Agreement;

"Amalgamation" means a combination of two or more corporate entities, or the businesses or assets of two or more corporate entities, whether by reconstruction, reorganization, consolidation, combination, amalgamation, merger or otherwise;

"Asset Sale" means, other than a sale or sales of inventory and other sales within the ordinary course of business, any direct or indirect sale, disposition, monetization or securitization or other exchange of assets held by the Borrower, directly or indirectly, including a portion or portions of the Borrower's interests in ZPR and/or ZSG and shall include, without limiting the generality of the foregoing, any ZPR Asset Sale;

"Assignment Agreements" means the SPB Assignment Agreement, the ZPR Holding Assignment Agreement and the Borrower's Assignment Agreements;

"Authorization" means any permit, licence, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation of, by or from any Official Body, all as amended, supplemented, modified, replaced or renewed from time to time;

"BBA"  means  the  British  Bankers'  Association;

"BBA Libor" means the one (1) month, three (3) month or six (6) month Euro London Inter-Bank Offered Rate fixed on the Quotation Date by the BBA as selected by the Borrower from time to time;


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"BHV"  means  Bayerische  Hypo-und Vereinsbank AG, a stock corporation organized under  the  Federal  Republic  of  Germany  having  its  registered office at Am
Tucherpark  1,  80538  Munchen,  Federal  Republic  of  Germany;

"Blitz"  means  Blitz  01-858  GmbH;


"Borrower"  means  Mercer  International  Inc.;

"Borrower's Assignment Agreements" means each assignment agreement in a form satisfactory to the Agent, pursuant to which the Borrower shall assign to the Security Agent its interests in intercompany loans due or accruing due from SPH and ZPR Holding;

"Borrower's Certificate" means a certificate of a senior officer of the Borrower substantially in the form set out in Schedule "A" hereto or such other form as may be requested from time to time by the Agent or the Lenders;

"Borrower's Securities Pledge Agreements" means each pledge agreement in a form satisfactory to the Agent, pursuant to which the Pledged Securities held by the Borrower shall be pledged in favor of the Security Agent;

"Break Fee" means a fee of E 2,500,000 payable by the Borrower to the Lenders in accordance with, and subject to the terms and conditions set out in, Section 3.2 hereof;

"Business" means the business of the Borrower as conducted as at the date hereof;

"Business Day" means any day on which the Agent is open for business in New York, New York, U.S.A. and London, England;

"Capitalized Interest" means accrued Interest added to the Principal Sum pursuant to Section 3.1(5) of this Agreement;

"Change  of  Control"  means  when:

     (i) a "person" or "group" (within the meanings Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Borrower on a fully-diluted basis; (ii) individuals who at the beginning of any period of any two consecutive calendar years constituted the Trustees (together with any trustees who are Trustees on the date hereof and any new trustees whose election as Trustees or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the Trustees then still in office who either were Trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Trustees then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related


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     transactions,  of  all  or  substantially  all of the  assets  of  the
     Borrower to any such "person" or "group"; or (iv) the merger or consolidation of the Borrower with or into another corporation or the merger of another corporation with or into the Borrower with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation;


"Charter Documents" means, in respect of any Person and as the context requires, the charter documents and by-laws, declaration of trust, trustees regulations and all amendments thereto, of such Person;

"Closing" means the closing of the transactions contemplated by this Agreement on the Closing Date;

"Closing Date" means two (2) Business Days following satisfaction by the Borrower or waiver by the Agent of all conditions to Advance set out in this Agreement;

"Commitment" means the commitment of the Lenders to fund the Loan, in the Principal Sum, on the Advance Date, and, when used in relation to a particular Lender, such Lender's committed share of the Total Commitment as set out on the signature pages hereof next to such Lender's name;

"Commitment Fee" means a variable fee accruing from the date of execution of the Commitment Letter to and including the Advance Date equal to 0.75% per annum of the Principal Sum calculated over such period payable by the Borrower to the Lenders in accordance with Section 3.2(1) hereof;

"Commitment Letter" means the commitment letter prepared by the Agent and accepted by the Borrower relating to the Loan dated for reference July 15, 2002;

"Control" over a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or a body performing similar functions, by contract or otherwise. The terms "Controlling" and "Controlled" will have corollary meanings;

"corporation" means a body corporate, corporation, company, partnership, business trust or joint venture;

"Credit Documents" means this Agreement, the Intercreditor Agreement, the Security Trust Agreement and the Security Documents and all other documents to be executed and delivered to the Agent, the Agent for and on behalf of the Lenders, the Security Agent, the Lenders or a Lender by the Borrower or any Affiliate thereof hereunder or thereunder;


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"Dangerous  Substance"  means  any  radioactive  emissions  and  any  natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapor and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the environment or public health or welfare including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste;

"Debt" of any Person means: (i) all indebtedness of such Person for and in respect of borrowed money, including obligations with respect to bankers' acceptances, letters of credit and letters of guarantee; (ii) all indebtedness of such Person for the deferred purchase price of property or services; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights or remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under leases which, in accordance with GAAP (or accounting principles generally accepted in the jurisdiction of incorporation or organization of such Person), are recorded as capital leases in respect of which such Person is liable as lessee; (v) the aggregate amount at which any shares or equivalent ownership rights in the capital of such Person which are redeemable or retractable at the option of the holder thereof may be retracted or redeemed;
(vi) all indebtedness arising under any currency swap or interest rate swap, cap or collar arrangement, forward sale or any other derivative instrument; (vii) any indebtedness in respect of any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; and (viii) all Debt Guaranteed by such Person;

"Debt Guaranteed" by any Person means the maximum amount which may be outstanding at any time of: (i) any guarantee, indemnity, support agreement or similar assurance of financial status or against financial loss of another Person; and (ii) all Debt of the kinds referred to in (i) through (vi) of the definition of Debt which is directly or indirectly guaranteed by such Person or which such Person agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such Person has otherwise assured a creditor against loss by means of an indemnity, security, bond or similar undertaking;

"Default" means an event which, with the giving of notice or passage of time or both, would constitute an Event of Default;

"Default  Interest  Rate"  means  Euribor  plus  15.0%  per  annum;

"DP"  means  Dresden  Papier  GmbH;

"DP  Holdings"  means  Dresden  Papier  Holdings  GmbH;

"Drop Dead Fee" means a fee of E 300,000 payable by the Borrower to the Lenders in accordance with, and subject to the terms and conditions set out in, Section 3.2(3) hereof;

"Drawdown Fee" means a fee equal to 2.5% of the Principal Sum payable by the Borrower to the Lenders as set out in Section 3.2(2) hereof;

"Environmental Claim" means any claim by any Person as a result of or in connection with any violation of Environmental Law or any Environmental Contamination which could give rise to any remedy or penalty (whether interim or final) or liability for any Group Company or any Lender;

"Environmental Contamination" means each of the following and their consequences:

     (i) any release, emission, leakage or spillage of any Dangerous Substance into any part of the environment;

     (ii) any accident, fire, explosion or sudden event which is directly or indirectly caused by or attributable to any Dangerous Substance; or

     (iii)  any  other  pollution  of  the  environment;

"Environmental Law" means any national or supranational Law, regulation or directive concerning the protection of human health or the environment or concerning Dangerous Substances;

"Environmental  License"  means  any  Authorization under any Environmental Law;

"Equity Issue" means the issue or sale by the Borrower of the Borrower's equity securities or other ownership interests, or rights to acquire the Borrower's equity securities or other ownership interests, other than grants of options to directors, officers or employees of the Borrower and/or its Affiliates to purchase equity securities of the Borrower, and equity securities issued upon the exercise of such options;

"ERISA" means the United States Employee Retirement Income Security Act of 1974 as amended;

"ERISA Affiliate" means each trade or business, whether or not incorporated, that would be treated as a single employer with the Borrower under Section 414 of the United States Internal Revenue Code of 1986. When any provision of this Agreement relates to a past event, the term "ERISA Affiliate" includes any Person that was an ERISA Affiliate of the Borrower at the time of that past event;

"Euribor" means, subject to Section 3.5(2) hereof, the rate determined by the Agent to be: (i) the one (1) month, three (3) month or six (6) month percentage rate set by the European Banking Federation, which appears on the Telerate page Euribor for that period, or any page replacing such page, at 11:00 a.m., London, England local time, on the Quotation Date; or (ii) if the Agent is unable to access the relevant screen rate or if a rate is not available on the relevant screen for the period, BBA Libor at 11:00 a.m., London, England local time, on the Quotation Date; or (iii) if no such published rate is then available, the rate of interest calculated by the Agent, as being the arithmetic average (rounded up, if necessary, to the nearest full multiple of 1/16 of 1%) at which it would be prepared to offer to leading banks in the London, England interbank market for delivery on the first day of the particular Interest Period and for a period equal to such Interest Period based on the number of days comprised therein, deposits in Euro of amounts


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comparable  to  the Principal Sum or the balance outstanding thereof during such
Interest Period, at or prior to 11:00 a.m., London, England local time, on the Quotation Date;

"Euro"  and  "E"  means  the  official  currency of the European Monetary Union;

"Event of Bankruptcy" means, in respect of any Person, that such Person shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally as they become due, or shall make a general assignment for the benefit of creditors, or that such Person shall commence a voluntary case or proceeding under the United States Bankruptcy Code of 1978, as amended, or under any other United States Federal or State bankruptcy, insolvency or similar Law (collectively, "U.S. Bankruptcy Laws"), or an involuntary case under any U.S. Bankruptcy Law shall be commenced against such Person, or any other proceeding shall be instituted by or against any such Person seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, a reorganization, arrangement, adjustment, protection, relief or a composition of it or its Debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian, liquidator, conservator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against such Person or for the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above;

"Event  of  Default"  has  the  meaning  ascribed  to  it  in  Section  9.1;

"Excluded  Payments"  means  collectively:

     (i) interest not exceeding 7% per annum paid by either ZPR & Co. or ZSG to the Borrower or its Affiliates in respect of Shareholder Loans;

     (ii) all amounts realized by the Borrower, or any Affiliate thereof, arising from goods sold or services rendered to ZPR and/or ZSG at fair market prices or rates, on an arm's-length basis and on terms approved by the applicable Senior Lenders or permitted under the Senior Credit Agreements, including, without limitation, such amounts paid to the Borrower pursuant to the Marketing and Sales Agreement;

     (iii) all amounts payable to the Borrower or its Affiliates for goods and services provided to ZPR, at cost;

     (iv) all amounts distributed or distributable to the Borrower or its Affiliates as a result of any adjustment to the ZPR Debt Service Reserve Account resulting from the termination and/or replacement of the ZPR Currency Hedging Agreement including, without limitation, all direct profits or gains realized by ZPR & Co. or any Affiliate thereof upon such termination together with all distributions


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             becoming  available  on  or  following  September  30,  2002  as  a result of the replacement  of  the  ZPR Currency Hedging Agreement;
             and

     (v) any amounts available under (i) to (iv) above that are paid by Affiliates to the Borrower in respect of fees, costs and expenses incurred in respect of Loan, the MFC Loan and the Stendal Project.

"Extended Maturity Date" means the date which is 14 months following the Advance Date, provided that the First Extension Option is exercised by the Borrower;

"Extended Period" means the period commencing at 12:01 a.m., New York, New York, U.S.A. local time, on the day following the Initial Maturity Date and expiring at 12:00 a.m., New York, New York, U.S.A. local time, on the Extended Maturity Date;

"Fahrbrucke"  means  Fahrbrucke  GmbH;

"Financial  Advisor"  means  Babcock  &  Brown  Limited;

"Financial Quarter" means, in relation to the Borrower, a period of three (3) consecutive months in each Financial Year of the Borrower ending on March 31, June 30, September 30 and December 31 of each such Financial Year;

"Financial Services Agreement" means a financial advisory services agreement to be entered into between the Borrower and the Financial Advisor on or before Closing in the form appended as Schedule "C" hereto;

"Financial Statements" means, in respect of the Borrower, as at any particular time, financial statements prepared in accordance with GAAP, including, without limitation, consolidated balance sheets, statements of earning and statements of changes in financial position;

"Financial Year" means, in relation to the Borrower, a financial year of the Borrower commencing on January 1 of each calendar year and ending on December 31 of such calendar year;

"First Extension Option" means the option granted by the Lenders to the Borrower hereunder to extend the Initial Maturity Date as set out in Section 5.5(1) hereof;

"GAAP" means, at any time, accounting principles generally accepted in the United States, applied on a consistent basis;

"Group Company" means each Intermediate Holding Company and each of ZSG and ZPR & Co.;

"Holzspedition"  means  Holzspedition  Blankenstein  GmbH;


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"Increased  Cost"  means:

     (i) an additional cost incurred by a Lender or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Credit Document;

     (ii) that portion of an additional cost incurred by a Lender or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Lender's participations in the Loan as is attributable to that Lender making, funding or maintaining those participations;

     (iii) a reduction in any amount payable to a Lender or any of its Affiliates or in the effective return to a Lender or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

     (iv) the amount of any payment made by a Lender or any of its Affiliates, or the amount of any interest or other return foregone by a Lender or any of its Affiliates, calculated by reference to any amount received or receivable by that Lender or any of its Affiliates from any other party under this Agreement;

"Initial Maturity Date" means the date which is 8 months after the Advance Date;

"Initial Period" means the period commencing on the Advance Date and expiring at 12:00 a.m., New York, New York, U.S.A. local time, on the Initial Maturity Date;

"Intercreditor Agreement" means an intercreditor agreement in a form satisfactory to the Agent, between: (i) the Agent for and on behalf of the Lenders; and (ii) MFC;

"Interest" means the interest accrued on the Loan or portion thereof outstanding from time to time at the Interest Rate calculated semi-annually not in advance, and payable, in arrears, on the Interest Payment Date;

"Interest Payment Date" means the earlier of (i) the Maturity Date; and (ii) the date upon which a declaration is made pursuant to Section 9.1;

"Interest Periods" means periods of one (1) month, three (3) months or six (6) months, as selected by the Borrower from time to time, and "Interest Period" means any one (1) such period. Interest shall be calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such Interest is payable;

"Interest Rate" means, as applicable: (i) during the Initial Period, Euribor plus 6.5% per annum; (ii) during the Extended Period, Euribor plus 9.0% per annum; (iii) during the Second Extended Period, Euribor plus 11.5% per annum; and (iv) after the Maturity Date or upon the occurrence of an Event of Default resulting in an acceleration of the Obligations under Section 9.1 of this Agreement, the Default Interest Rate;


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"Intermediate  Holding  Company"  means  each  of  SPH,  ZPR  Holding  and  SPB;

"Judgment Currency" means the currency in which a court of competent jurisdiction may render judgment in connection with any litigation relating to the repayment of the Outstanding Amount under this Agreement;

"Law" means any law (including common law and equity), constitution, statute, order, treaty, regulation, rule, ordinance, order, injunction, writ, judgment, determination, decree or award of any Official Body;

"Lenders" means Babcock & Brown Investment Management Partners LP and such other lenders as are or may from time to time become signatories to this Agreement and their respective successors and assigns, and "Lender" means any one (1) of them and its successors and assigns;

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement or other right-of-way or other encumbrance on title to real property;

"Loan" means the non-revolving term loan of the Principal Sum to be made available by the Lenders hereunder to the Borrower;

"Majority Lenders" means at any time, the Lenders obligated, in the aggregate, in respect of at least 51% of the Total Commitment;

"Mandatory Prepayment Amounts" means the Net Proceeds received by the Borrower from: (i) all Asset Sales; (ii) all Equity Issues; and (iii) any of the Group Companies or DP Holdings including, without limitation, all payments from the Shareholders Accounts and all dividends, repayments of Shareholders Loans and releases from the ZPR Debt Service Reserve Account, but excluding Excluded Payments;

"Marketing and Sales Agreement" means the strategic, marketing and sales agreement entered into between the Borrower and ZPR & Co. dated for reference January 1, 2000;

"Material Adverse Effect" means a material adverse effect on: (i) the Business; or (ii) the financial condition of the Borrower or the Borrower and its Affiliates taken as a whole; or (iii) on the ability of the Borrower to perform and comply with this Agreement or to pay or perform any of the Obligations; or
(iv) a material adverse effect on the priority, effectiveness or enforceability of the Security not caused by the Agent or the Lenders excluding in the case of
(i), (ii) and (iii) above, any such effect caused by fluctuations in commodity pulp prices within ranges that have occurred in the three (3) year period immediately preceding the Advance Date or by other general economic conditions affecting the markets in which the Borrower carries on its Business;

"Maturity Date" means: (i) the Initial Maturity Date if the First Extension Option is not exercised; (ii) the Extended Maturity Date if the First Extension Option is exercised (and the Second Extension Request is not made by the Borrower and accepted by the Agent); and (iii) the Second Extended Maturity Date if the Second Extension Request is made by the Borrower and is accepted by the Agent;

"Mercer Equity Financing" means the equity and subordinated debt contribution to be provided by the Borrower directly or indirectly through any wholly-owned Affiliate of the Borrower to ZSG in respect of the Stendal Project on the Advance Date in the sum of approximately E 63,500,000;

"MFC" means MFC Merchant Bank S.A., a bank organized under the Laws of Switzerland and having an office at Kasernenstrasse 1, 9100 Herisau AR, Switzerland;

"MFC Lenders" means MFC and such other lenders as are or may from time to time become signatories to the MFC Loan Agreement and their respective successors and assigns and "MFC Lender" means any one of them and its successors and assigns;

"MFC Loan" means the E 30,000,000 loan to be arranged or advanced by MFC to the Borrower under the MFC Loan Agreement;

"MFC Loan Agreement" means the E 30,000,000 loan agreement of even date hereof between the Borrower and MFC relating to the Stendal Project;

"Net Proceeds" means the aggregate cash proceeds received by the Borrower in respect of any Asset Sale, Equity Issue or release of funds from any of the Group Companies to the Borrower, net of: (i) direct unaffiliated third party costs relating to such Asset Sale, Equity Issue or release of funds (including, without limitation, legal, accounting and investment banking fees, and sales commissions); (ii) provisions for Taxes payable in respect of the fiscal year of incurrence as a result thereof; and (iii) any reasonable reserve for adjustment in respect of the sale price of any asset or assets;

"Obligations" means: (i) all obligations, liabilities and indebtedness of the Borrower to the Agent, the Lenders or a Lender with respect to the principal and Interest on the Loan and the payment or performance of all other obligations, liabilities and indebtedness of the Borrower to the Agent, the Lenders or a Lender hereunder or arising under and pursuant to any one or more of the Credit Documents or with respect to the Loan and all fees, costs, expenses and indemnity obligations hereunder or thereunder; and (ii) all Advisory Fees that become due and payable to the Financial Advisor prior to or in connection with the payment or repayment of the obligations, liabilities and indebtedness referred to in (i) above;

"Official Body" means any government or political subdivision or any agency (including, without limitation, any licensing or regulatory agency), body, office, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, board, tribunal, grand jury or arbitrator, commission or instrumentality thereof, whether foreign or domestic and, when used in the context of a particular Person, having jurisdiction over such Person;

"Original  Currency"  means  Euros;

"Original Lender" means Babcock & Brown Investment Management Partners LP in its capacity as an original lender;

"Outstanding Amount" means, in respect of the Loan, on any day, an amount calculated and expressed in Euros equal to the Principal Sum less any repayment or prepayment received by the Agent as at such date;

"Permitted Liens" means: (i) in respect of ZPR & Co., any Liens that are Permitted Encumbrances, as such term is defined in the ZPR Credit Agreement;
(ii) in respect of ZSG, any Liens that are Permitted Encumbrances as such term is defined in the ZSG Project Finance Loan Agreement; and (iii) in respect of the Intermediate Holding Companies, any Liens of a nature that would be permitted to be incurred by ZPR & Co. in accordance with (i) above;

"Permitted Subsidiaries" means Blitz, Fahrbrucke, Holzspedition, Zellstoff-Spedition, ZPR Beteiligungs and ZPR Logistik;

"Person" means an individual, a partnership, a corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or a political subdivision thereof or any agency of such state or subdivision;

"Plan" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or any ERISA Affiliate currently or at any time within the last five (5) years, or to which the Borrower or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five (5) years;

"Pledged Securities" means the securities described and listed in Schedule "B" and any and all other securities that may be pledged to the Lenders from time to time, and all securities issued as stock dividends or as a result of stock splits or recapitalizations, accretions, replacements and substitutions thereto and therefor;

"Principal  Sum"  means E 15,000,000  together  with  Capitalized  Interest;

"Quotation Date" means with respect to any Interest Period the Business Day which is two (2) Business Days prior to the commencement of such Interest Period;

"Reportable Event" means any of the events set forth in Section 4043 of ERISA or the related regulations;

"Request" means the Advance Request, the exercise of the First Extension Option or the Second Extension Request;

"Second Extended Maturity Date" means the date which is 18 months after the Advance Date, provided that the First Extension Option is exercised by the Borrower and the Second Extension Request is made by the Borrower and accepted by the Agent;

"Second Extended Period" means the period commencing at 12:01 a.m., New York, New York, U.S.A. local time, on the day following the Extended Maturity Date and expiring at 12:00 a.m., New York, New York, U.S.A. local time, on the Second Extended Maturity Date;

"Second Extension Request" means the Borrower's request to the Agent to extend the Extended Maturity Date to the Second Extended Maturity Date, in accordance with Section 5.5(2) hereof;

"Security" means the security given to: (i) the Security Agent for and on behalf of the Lenders; (ii) the Lenders; or (iii) a Lender, at any time and from time to time to secure the Obligations, including, without limitation, the security referred to in Section 5.1;

"Security Agent" means MFC Merchant Bank S.A., in its capacity as security agent under the Security Trust Agreement for and on behalf of the Lenders and the MFC Lenders;

"Security Documents" means the documents referred to in Section 5.1 and the agreements, instruments and documents delivered from time to time to: (i) the Security Agent for and on behalf of the Lenders; (ii) the Lenders; or (iii) a Lender, by the Borrower and other Persons, for the purpose of establishing, perfecting, preserving and protecting the Security, and "Security Document" means any one of them as the context prescribes or requires;

"Security Trust Agreement" means a security trust agreement in a form satisfactory to the Agent pursuant to which the Security Agent will hold the security granted under the Borrower's Securities Pledge Agreements and the Assignment Agreements for and on behalf of the Lenders and the MFC Lenders;

"Senior Credit Agreements" means the ZPR Credit Agreement and the ZSG Project Finance Loan Agreement;

"Senior Lenders" means the ZPR Senior Lenders and the ZSG Senior Lenders or any of them, as the context requires;

"Shareholders Accounts" means the Borrower's and its Affililates' shareholder accounts in each of ZPR & Co., ZSG and the other Group Companies;

"Shareholders Agreement Heads of Terms" means the Shareholders Agreement Heads of Terms attached as Schedule "E" hereto;

"Shareholders Loans" means the loans between the Borrower and/or its Affiliates as lender, and any of the Group Companies, as borrower, in an aggregate principal amount not to exceed E 115.2 million;

"SPB"  means  Spezialpapierfabrik  Blankenstein  GmbH;

"SPB Assignment Agreement" means an assignment agreement in a form satisfactory to the Agent pursuant to which SPB shall assign to the Security Agent its interests in intercompany loans due or accruing due from ZPR & Co.

"SPH"  means  Stendal  Pulp  Holding  GmbH;

"Stendal Project" means the design, development, financing, construction and operation of a 552,000 tonnes per annum capacity northern bleached softwood kraft pulp mill to be carried out by ZSG and to be situated in Arneburg, near Stendal in Sachsen-Anhalt, Germany;

"Subsidiary" means, at any time, as to any Person, any corporation, partnership or other entity Controlled by such Person;

"Success Fees" means success fees payable by the Borrower to the Agent under the Financial Services Agreement upon the completion of a Transaction (as such term is defined in the Financial Services Agreement);

"Taxes" means any and all present or future taxes (including, without limitation, all stamp, documentary, excise or property taxes), levies, imposts, deductions, charges or withholdings and liabilities with respect thereto including, without limitation, interest and penalties;

"Termination  Date"  means  October  14,  2002;

"Total Commitment" means the total commitment of all Lenders under and in respect of the Loan as set out on the signature pages hereto, in the principal amount of E 15,000,000 to fund the Loan on the Advance Date;

"Trustees"  means  trustees  of  the  Borrower;

"Upside Sharing Fee" means a fee payable to the Lenders, contingent upon a ZPR Asset Sale: (i) in the sum of E 2,000,000 if occurring during the Initial Period; (ii) in the sum of E 3,500,000 if occurring during the Extended Period; and (iii) in the sum of E 6,000,000 if occurring during the Second Extended Period;

"Zellstoff-Spedition"  means  Zellstoff-Spedition  Blankenstein  GmbH;

"ZPR"  means,  collectively,  ZPR  Holding,  SPB  and  ZPR  &  Co.;

"ZPR  &  Co."  means  Zellstoff-und  Papierfabrik  Rosenthal  GmbH  &  Co.  KG;

"ZPR Asset Sale" means any direct or indirect sale, disposition or other exchange of assets of ZPR or any interest in ZPR including, without limitation, a sale by ZPR of its assets provided that such sale, exchange or disposal when aggregated with any connected transaction relates to not less than 40% of the Borrower's interest in ZPR or, as the case may be, 40% of the assets of

ZPR and provided that such sale shall be deemed to have occurred once the Borrower shall have received all or a portion of the proceeds thereof (excluding nominal consideration);

"ZPR  Beteiligungs"  means  ZPR  Beteiligungs  GmbH;

"ZPR Credit Agreement" means the E 508,000,000 loan agreement among ZPR & Co., BHV and others dated July 6, 1998, as amended and supplemented;

"ZPR Currency Hedging Agreement" means the ZPR currency swap agreement which was terminated on July 16, 2002;

"ZPR Debt Service Reserve Account" means the ZPR debt service reserve account created and continuing under and pursuant to the ZPR Credit Agreement;

"ZPR  Holding"  means  Zellstoff-und  Papierfabrik  Rosenthal  Holding  GmbH;

"ZPR Holding Assignment Agreement" means an assignment agreement in a form satisfactory to the Agent pursuant to which ZPR Holding shall assign to the Security Agent its interest in intercompany loans due or accruing due from SPH;

"ZPR  Logistik"  means  ZPR  Logistik  GmbH;

"ZPR  Senior  Lenders"  means  the  lenders  under  the  ZPR  Credit  Agreement;

"ZPR Senior Security" means the security granted by ZPR & Co., SPB and ZPR Holding to the ZPR Senior Lenders under or in connection with the ZPR Credit Agreement;

"ZSG" means Zellstoff Stendal GmbH, a limited liability company organized under the Laws of the Federal Republic of Germany, having its registered office at Niedergorner Damm 1, 39596 Arneburg, Federal Republic of Germany;

"ZSG Project Finance Loan Agreement" means the E 827,950,000 project finance loan agreement among ZSG, the ZSG Senior Lenders, and others, in respect of the Stendal Project entered into on or about the date first above written;

"ZSG Senior Lenders" means BHV, or a Subsidiary company thereof, and other syndicated lenders under the ZSG Project Finance Loan Agreement and their respective successors and assigns; and

"ZSG Senior Security" means the security to be granted to the ZSG Senior Lenders under the ZSG Project Finance Loan Agreement.

     Section 1.2 Headings, etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     Section 1.3 Gender and Number. Words imparting the singular number include the plural and vice-versa and words imparting gender include the masculine, feminine and gender neutral as the context requires.

     Section 1.4 Interpretation. A reference in this Agreement to a person includes its successors and permitted transferees and assigns. A reference to a Credit Document or another document is a reference to that Credit Document or other document as novated, amended, modified, extended, renewed, replaced or restated from time to time.

     Section 1.5 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     Section 1.6 Loan Advance. The Loan, if made by more than one (1) Lender, shall be made by deposit by each Lender of such portion thereof required hereunder with the Agent in accordance with the provisions hereof and the Agent shall upon receipt of such rateable shares of the Loan, remit the Loan to the Borrower, provided that the failure of any Lender to make its rateable portion of the Loan shall not relieve any other Lender of its obligation to make its rateable portion of the Loan and provided further that the Original Lender shall make up any shortfall or failure to Advance by any other Lender such that the full Principal Sum shall be made available to the Borrower by the Original Lender.

     Section 1.7 Schedules. All documents attached or referred to in this Agreement and the following schedules attached hereto are integral to and form part of this Agreement:

          Schedule  "A"  -  Form  of  Borrower's  Certificate
          Schedule  "B"  -  List  of  Pledged  Securities
          Schedule  "C"  -  Form  of  Financial  Services  Agreement
          Schedule  "D"  -  Form  of  Advance  Request
          Schedule  "E"  -  Shareholders  Agreement  Heads  of  Terms
          Schedule  "F"  -  Corporate  Chart


                                   ARTICLE 2.
                                    THE LOAN

     Section 2.1 The Loan. (1) Each Lender hereby agrees, severally, to lend to the Borrower, relying on each of the representations, warranties, covenants and conditions set out herein, and upon and subject to the provisions of this Agreement, its pro rata share of the Principal Sum.

     (2) Subject to the terms and conditions hereof, including satisfaction of the conditions to Advance set out in Article 6, each Lender shall advance its pro rata share of the Principal Sum to the Borrower on the Advance Date.

     (3) The Borrower shall use the proceeds of the Loan solely: (i) to partially fund the Mercer Equity Financing; and (ii) to pay all fees, costs and expenses associated with the negotiation, execution and delivery of this Agreement including, without limitation, all fees payable on the Advance Date pursuant to Article 3 hereof.


                                   ARTICLE 3.
                                INTEREST AND FEES

     Section 3.1 Interest on the Loan. (1) The Borrower shall pay to the Agent, for and on behalf of the Lenders, on the Interest Payment Date, Interest on the Outstanding Amount from the Advance Date to the date of payment at the relevant Interest Rate.

     (2) The Borrower may, at its option, from time to time, notify the Agent of the chosen Interest Period to apply in respect of the Loan by providing to the Agent not less than six (6) Business Days' notice thereof prior to the commencement of an Interest Period. If the Borrower fails to provide such notice, it shall be deemed to have selected, and the next Interest Period shall be, a period of one (1) month.

     (3) The first Interest Period will commence on the Advance Date and each subsequent period will commence on the expiry of the last day of the immediately preceding Interest Period.

     (4) With each successive Interest Period selected by the Borrower, Euribor shall be reset on the Quotation Date immediately prior to the commencement of the Interest Period and there shall be a corresponding change in the rate of interest payable under this Agreement without the necessity of prior notice thereof to the Borrower or any other Person.

     (5) Upon each extension of the Maturity Date, including, from the Initial Maturity Date to the Extended Maturity Date and from the Extended Maturity Date to the Second Extended Maturity Date, all Interest accrued to the date of such extension shall be capitalized and added to the Principal Sum for the purpose of calculating Interest thereafter.

     (6) Except as otherwise provided herein, all amounts (other than the Loan) owed by the Borrower to the Agent, the Lenders or a Lender which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall be capitalized and compounded monthly on the first day of each successive Interest Period, until payment.

     (7) Interest Periods in respect of amounts owed by the Borrower to the Agent, the Lenders or a Lender which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) (an "Unpaid Amount") shall be for periods of one (1) month.

     (8)     All  Unpaid  Amounts  shall  bear  Interest  (both before and after
Default or judgment), from the date on which such amount is due until such amount is paid in full at a rate per annum equal at all times to the Default Interest Rate.

     (9) All Interest payable in respect of Unpaid Amounts shall be payable on the last day of the relevant Interest Period.

     Section 3.2     Fees.     (1)     The Borrower shall pay the Commitment Fee
to  the  Lenders  on  the  Advance  Date.

     (2) The Borrower shall pay the Drawdown Fee to the Lenders on the Advance Date.

     (3) If the Advance is not made on or before the Termination Date in accordance with the terms of this Agreement, the Borrower shall pay the Drop Dead Fee to the Lenders on the first Business Day following the Termination Date.

     (4) (a) If upon repayment of the Loan, on or before the Maturity Date, a ZPR Asset Sale has not occurred, the Borrower shall pay the Break Fee to the Lenders upon the date of repayment of the Loan; and

          (b) If upon the occurrence of an Event of Default a ZPR Asset Sale has not occurred, and does not occur on or before the repayment of the Loan, the Borrower shall pay a Break Fee (the "Default Break Fee") to the Lenders upon the date of repayment of the Loan.

     (5) (a) If upon repayment of the Loan, on or before the Maturity Date, a ZPR Asset Sale has occurred, the Borrower shall pay an Upside Sharing Fee to the Lenders upon the date of such repayment; and

          (b) If, following the occurrence of an Event of Default a ZPR Asset Sale occurs, the Borrower shall pay an Upside Sharing
               Fee (the "Default Upside Sharing Fee") to the Lenders upon the date of repayment of the Loan in the amount that would have been payable hereunder as an Upside Sharing Fee if no Event of Default had occurred and all extensions of the Maturity Date, as applicable, had occurred, provided that the Default Upside Sharing Fee shall also be payable in the sum of E 6,000,000 in respect of a ZPR Asset Sale occurring after the expiry of the Second Extended Period, calculated as though no Event of Default had occurred and all extensions of the Maturity Date provided for hereunder had occurred.

     (6) (a) Upon the payment of the Break Fee or Default Break Fee to the Lenders hereunder, the obligation of the Borrower to pay an Upside Sharing Fee or Default Upside Sharing Fee to the Lenders shall be forever extinguished and the Borrower shall have no further obligations in respect thereof; and

           (b) Any Break Fee paid or payable to the Lenders hereunder shall offset and reduce the amount of any Success Fee paid or payable to the Financial Advisor under the Financial Services Agreement, and vice-versa, provided that if the Loan is repaid from the proceeds of an Equity Issue, no such offset or reduction will occur.

     Section 3.3 Increased Costs. (1) Except as set forth below, the Borrower shall forthwith on demand by a Lender pay to that Lender the amount of any Increased Cost incurred by it or any of its Affiliates as a result of:

        (a) the introduction of, or any change in, or any change in the interpretation or application of, any Law or regulation; or

        (b) compliance with any regulation made after the date of this Agreement, (including any Law or regulation relating to taxation, change in currency of a country or reserve, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

     (2) Section 3.3(1) does not apply to, and the Borrower shall have no obligations thereunder in respect of, any Increased Cost:

        (a)  compensated  for  by  the  operation  of  Section  11.8;

        (b) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Lender or any of its Affiliates (or the overall net income of a division or branch of the Lender or any of its Affiliates) imposed in the jurisdiction in which its principal office or lending office is for the time being situate; or

        (c) attributable to or resulting from any assignment, transfer or grant of a participation right by the Agent or a Lender in respect of its Commitment to any Person that becomes a Lender to the extent that such increased cost would not have been incurred if no such assignment, transfer or grant of a participation right had occurred.

     Section 3.4 Illegality. If it is or becomes unlawful in any jurisdiction for a Lender, other than the Original Lender, to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any loan, then: (i) that Lender may notify the Borrower through the Agent accordingly; (ii) the Original Lender shall forthwith acquire the participations of that Lender in the Loan; and (iii) the Commitment of that Lender shall forthwith be cancelled and replaced by an identical Commitment from the Original Lender. If it becomes unlawful for the Original Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan, then the Original Lender may notify the Borrower and the Borrower shall forthwith prepay the participation to the Original Lender in the Loan and the Original Lender's Commitment shall forthwith be cancelled.

     Section 3.5 Evidence and Calculations. (1) Accounts maintained by any Lender in connection with any Credit Document are in the absence of manifest error, conclusive evidence of the matters to which they relate.

     (2) Any certification or determination by the Agent of a rate or amount under any Credit Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.


                                   ARTICLE 4.
                           REPAYMENT OF PRINCIPAL SUM

     Section 4.1 Payments. The Borrower shall pay or repay to the Agent, for and on behalf of the Lenders, on the earlier of the Maturity Date and ten
(10) Business Days following a Change of Control, pro rata with payments or repayments to be made to the MFC Lenders under the MFC Loan Agreement, the Outstanding Amount together with all amounts owing hereunder and not previously paid or repaid, without set-off, counterclaim or deduction.

     Section 4.2 Borrower's Right to Prepay the Loan. The Borrower may, from time to time, on two (2) Business Days' prior notice given to the Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrower shall, prepay the Outstanding Amount, in whole or in part, as set out in the prepayment notice, together with accrued Interest to the date of such prepayment on the amount prepaid, provided that the Borrower may not prepay any amount hereunder unless a pro rata prepayment is also made in respect of amounts owing to the MFC Lenders under the MFC Loan Agreement. Each prepayment shall be in a principal amount of not less than E 500,000 and in integral multiples of principal E 500,000 thereafter.

     Section 4.3 Method and Place of Payment. All payments to be made hereunder shall be made by the Borrower to the Agent on the day that such payment is due at the Agent's address provided for in this Agreement.

     Section 4.4 Time of Payment. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of Interest or fees, as the case may be.

     Section  4.5     Mandatory  Prepayment.  (1)   The  Borrower  shall  use
reasonable commercial efforts during the Initial Period and, if applicable, the Extended Period to: (i) complete an Asset Sale or Asset Sales on terms satisfactory to the Borrower, subject to any restrictions in respect thereof imposed under the Senior Credit Agreements or by any Official Body, including, without limitation, with respect to any sale involving ZSG, the European Commission; (ii) complete an Equity Issue on terms reasonably satisfactory to the Borrower; and/or (iii) withdraw, or cause to be withdrawn and paid to the Borrower, as soon as practicable, from time to time, the maximum amount available to be withdrawn from the Shareholders' Accounts, as permitted under generally accepted accounting principles applicable in Germany and under the Senior Credit Agreements, the proceeds of which, collectively, shall be sufficient to pay or repay the Borrower's Obligations hereunder.

     (2) The Borrower shall utilize all of the Mandatory Prepayment Amounts, as and when the aggregate of such amounts received by the Borrower total, from time to time, E 500,000, to repay all Obligations owing to the Agent and the Lenders hereunder and all amounts owing to MFC under the MFC Loan Agreement, on a pro rata basis.


                                   ARTICLE 5.
                                    SECURITY

     Section 5.1 Security. As general and continuing security for the performance of all Obligations of the Borrower under the Credit Documents, including the prompt payment when due by the Borrower of the Loan and Interest and all other monies from time to time owing by the Borrower hereunder, there shall be executed, delivered and deposited with and held by the Security Agent, the Lenders and the MFC Lenders the following documents and instruments on the Closing Date, each of which shall be in form and substance satisfactory to the
Agent:

     (a)   the  Borrower's  Securities  Pledge  Agreements;  and

     (b)   the  Assignment  Agreements.

     Section 5.2 Continued Perfection and Agreed Releases of Security. (1) The Borrower shall take such action and execute and deliver to the Security Agent for and on behalf of the Lenders such agreements, conveyances, deeds and other documents and instruments as the Agent shall reasonably request for the purpose of establishing, perfecting, preserving and protecting the Security, in each case forthwith upon request therefor by the Agent and in form and substance reasonably satisfactory to the Agent.

     (2) The Borrower agrees that, where the subject matter of the Security is in the possession of the Security Agent, the Security Agent: (i) shall be entitled to hold as additional Security any increase or profits from the subject matter of the Security; (ii) shall not be obligated to keep identifiable and shall be entitled to commingle the subject matter of the Security as they may see fit; and (iii) shall not be obligated to take any steps, necessary or otherwise, to preserve rights in respect of any instrument, security or chattel paper.

     Section 5.3 Release upon Payment. (1) Subject to Subsection (2) hereof, upon payment by the Borrower of all of the Obligations and performance of all other obligations of the Borrower under the Credit Documents, the Security Agent shall, for and on behalf of the Lenders, at the expense of the Borrower, execute and deliver such discharges, releases and other documents as may reasonably be required to release and discharge the Lenders' interest in the Security. Partial repayment of the Obligations shall not entitle the Borrower to the release or discharge of the Lenders' interest in the Security, in whole or in part.

     (2) If, following payment by the Borrower of all of the Obligations the Agent reasonably considers that there is a material risk that such payment may be set aside as a result of the insolvency of the Borrower, then the Agent may request and, if the Borrower is solvent, the Borrower shall provide a certificate of a senior officer of the Borrower certifying the solvency of the Borrower, supported by consolidated annual and quarterly Financial Statements for the Borrower's most recently completed financial year and quarter for which such statements are available, and the Security Agent's obligation to provide the releases, discharges and other deliveries required under Subsection (1) hereof shall be conditional upon receipt of such solvency certificate and Financial Statements.

     Section 5.4 Conflicts. If a conflict or inconsistency exists between a provision of this Agreement and the terms of the Security Documents or the Credit Documents or any one of them, the terms of this Agreement shall prevail to the extent necessary to resolve such conflict, provided that, if any of the Security Documents or Credit Documents contains a representation, warranty, covenant or right in favor of the Agent or the Lenders not provided for in this Agreement, such additional representation, warranty, covenant or right shall not constitute a conflict or inconsistency.

     Section 5.5 Extension of Maturity Date. (1) The Borrower shall have the right to extend the Initial Maturity Date to the Extended Maturity Date by providing written notice of the exercise of the First Extension Option to the Agent not less than fifteen (15) days prior to the Initial Maturity Date.

     (2) The Borrower may request the extension of the Extended Maturity Date to the Second Extended Maturity Date by providing written notice of the Second Extension Request to the Agent not less than thirty (30) days prior to the Extended Maturity Date, provided that each Lender shall be entitled to accept or reject such Second Extension Request in its sole and absolute discretion. The Agent shall provide written notice of such acceptance or rejection by the Lenders to the Borrower within ten (10) days of receipt of the Second Extension Request. If no such notice is received by the Borrower from the Agent within such period then the Lenders shall be deemed to have rejected the request.


                                   ARTICLE 6.
                        CONDITIONS PRECEDENT TO THE LOAN

     Section 6.1 Conditions Precedent to the Loan. The obligation of the Lenders to Advance the Loan on the Advance Date is subject to the fulfillment of the following conditions precedent:

     (a) the Agent shall have received copies of the Borrower's, each Group Company's, DP Holdings' and DP's Charter Documents and of the resolutions of the Borrower's trustees and the directors of each of SPB and SPH approving the execution, delivery and performance of the Credit Documents to which each is a party;

     (b) the Agent shall have received a certificate of a senior officer of the Borrower certifying the names and true signatures of the officers and directors thereof authorized to sign the Credit Documents to which it is a party;

     (c) the Agent shall have received certificates of good standing or like certificates issued by the appropriate Official Body of the jurisdiction of incorporation or formation of the Borrower and each Group Company;

     (d) the Credit Documents and the Financial Services Agreement shall have been executed and delivered to the Agent, the Security shall have been created, and all deliveries, registrations, filings or recordings necessary or desirable to preserve, protect or perfect the security interest and the enforceability and priority of the Security shall have been completed, all in such form, content and manner as is satisfactory to the Agent, other than notifications of the pledge of the Pledged Securities to the companies whose securities are set out in Schedule "B" hereto;

     (e) the Agent shall have received copies certified by a senior officer of the Borrower of the Financial Statements of the Borrower for its most recently completed Financial Year and Financial Quarter;

     (f) all of the representations and warranties contained in the Credit Documents to which the Borrower is a party shall be correct on and as of the Advance Date as though made on and as of such date and the Borrower shall have delivered a Borrower's Certificate to the Agent to such effect on or before the Advance Date;

     (g) the Agent shall have received a certificate of the Borrower certifying that: (i) all conditions precedent to the initial draw down of the first advance under the ZSG Project Finance Loan Agreement shall have been satisfied or waived other than the provision of the Mercer Equity Financing and any such conditions precedent that are to be completed after the provision of the Mercer Equity Financing; (ii) all conditions precedent to the Advance of the MFC Loan shall have been satisfied or waived; and
           (iii) arrangements reasonably satisfactory to the Agent to facilitate the completion of the Mercer Equity Financing shall be in place;

     (h) the Agent shall have received a copy of the MFC Loan Agreement and shall be satisfied with the terms thereof, acting reasonably;

     (i) the Agent shall have received a favorable opinion of counsel to the Borrower (in form and content satisfactory to the Agent) as to such matters as the Agent may reasonably request, including the corporate status of the Borrower, the corporate power and capacity of the Borrower to borrow money and to grant security therefor and the due authorization, execution and delivery of the Credit Documents to which it is a party and the enforceability of this Agreement;

     (j) all fees and all expenses required to be paid or reimbursed to the Agent and the Lenders on the Advance Date shall have been paid;

     (k) the Agent shall have received a copy of the Shareholders Agreement Heads of Terms in the form set out as Schedule "E" to this Agreement duly executed by the Borrower; and

     (l) the Agent shall have received such other documents as it may reasonably request for and on behalf of the Lenders.

     Section 6.2 Conditions Solely for the Benefit of the Lenders. All conditions to the obligations of the Lenders to Advance the Loan are solely for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of any condition and no other Person shall be deemed to be a beneficiary of any such condition, any and all of which may be freely waived in whole or in part by the Agent, for and on behalf of the Lenders, at any time that it deems it advisable to do so.


                                   ARTICLE 7.
                         REPRESENTATIONS AND WARRANTIES

     Section 7.1 Representations and Warranties by the Borrower. The Borrower represents and warrants to the Lenders that:

     (a) Organization. Each of the Borrower, ZPR Holding, SPB, ZPR & Co., SPH, ZSG, DP and DP Holdings is duly constituted and organized and is validly subsisting and in good standing under the Laws of its jurisdiction;

     (b) Corporate Power. The Borrower has full corporate right, power and authority to enter into and perform its Obligations under each of the Credit Documents to which it is a party and has full corporate right, power and authority to own and operate its properties and to carry on its Business;

     (c) Conflict with Other Instruments. The execution and delivery by the Borrower of each of the Credit Documents to which it is a party and the performance of its Obligations thereunder, including, without limitation, the grant of security over the Pledged
          Securities, and the performance of the terms of the Security Documents to which it is a party, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) its Charter Documents; (B) any applicable Law; or (C) any contractual restriction binding on or affecting it, or its properties; or (ii) result in, or require or permit: (A) the imposition of any Lien on or with respect to the properties now owned or hereafter acquired by it; or (B) the acceleration of the maturity of any of its Debts under any contractual provision binding on or affecting it;

     (d) Corporate Actions and Authority. The execution and delivery by the Borrower of each of the Credit Documents to which it is a party and the performance by the Borrower of its Obligations thereunder has been duly authorized by all necessary action on the part of the Borrower and no Authorization under any applicable Law and no registration, qualification, designation, declaration or filing with any Official Body having jurisdiction over it is or was necessary therefor;

     (e) Execution of Binding Obligation. This Agreement has been duly executed and delivered by the Borrower, and this Agreement constitutes and the remaining Credit Documents to which it is a party, when duly executed and delivered by the Borrower, will constitute, legal, valid and binding Obligations of the Borrower enforceable in accordance with their respective terms, subject only to: (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law);

     (f) Authorizations. The Borrower possesses all material Authorizations under any applicable Law which are necessary in connection with the operation of its Business. All such Authorizations are in full force and effect and the Borrower is not in default in any respect thereunder. No action exists, is pending or threatened which has as its object the revocation, amendment or qualification of any such Authorization;

     (g) No Violation of Agreements. It is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its property may be bound;

     (h) No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, after due enquiry, threatened against or affecting the Borrower (nor, to the knowledge of the Borrower, after due enquiry, any basis therefore) before any Official Body having jurisdiction over the Borrower which purport to or do challenge the validity or propriety of the transactions contemplated by the Credit Documents or the documents, instruments or agreements executed and delivered in connection therewith or related thereto;

     (i) No Conflicts. It is not in breach of or in default under, in any respect: (i) its Charter Documents; (ii) any applicable Law; (iii) any contract or agreement binding on or affecting it or its property or assets (including, without limitation, the Credit documents to which it is a party); or (iv) any writ, judgment, determination or award binding on it or affecting its properties or assets;

     (j) Financial Statements. The Financial Statements of the Borrower and each of the balance sheets and related statements of earnings, retained earnings and changes in financial position of the Borrower for a Financial Year or a portion thereof delivered to the Agent pursuant to Section 6.1(e) or from time to time in accordance herewith, fairly present the financial position of the Borrower as at such dates and the results of the operations and changes in financial position of the Borrower for such periods all in accordance with GAAP;

     (k) Material Changes. No material adverse changes have occurred or are continuing in respect of the financial condition of the Borrower from that set out in the most recently delivered Financial Statements of the Borrower; and no Law, regulation, rule or policy, or any change therein, has been enacted or proposed prior to the Advance Date;

     (l) Title to Pledged Securities. The Borrower or, where applicable, its Affiliate, is the sole legal and beneficial owner of, and has good and marketable title to the Pledged Securities held by it as set forth in Schedule "B" hereto and the Security will constitute a pledge of the Pledged Securities ranking pari passu with the pledge of the Pledged Securities granted in favor of MFC pursuant to the MFC Loan Agreement;

     (m)  No  Agreements  to  Purchase.   No  Person has any agreement or right
          capable of becoming an agreement for the purchase of any Pledged Securities;

     (n) Restrictions on Doing Business. The Borrower is not subject to any legislation or any judgment, order or requirement of any court or agency which is not of general application to Persons carrying on a business similar to theirs. There are no facts or circumstances which could reasonably have a material adverse effect upon the ability of the Borrower to continue to operate its Business, operations and affairs as presently conducted;

     (o) ERISA. Neither the Borrower nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any Plan, or in the past five (5) years has sponsored, maintained, administered, contributed to, participated in, or had any obligation to or liability under, any Plan;

     (p) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940 as amended;

     (q) Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System), and no portion of the Loan has been or will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock and the Borrower will upon the request of the Agent supply a statement to such effect in conformity with the provisions of Regulation U of the Board of Governors of the United States Federal Reserve System;

     (r) Proceeds. The proceeds of the Loan will be used only for the purposes described in Section 2.1;

     (s) Environmental Laws. ZPR has been in compliance with all applicable Environmental Laws and Environmental Licenses and, so far as it is aware, there are no circumstances that may at any time prevent or interfere with continued compliance by it with all applicable Environmental Laws and Environmental Licenses. No Environmental Claim is pending or, to the best of its knowledge, threatened against it or any of its properties;

     (t) Event of Default. No Event of Default is outstanding or might result from the making of the Loan; and no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on the Borrower or any of its assets;

     (u) Tax Compliance. Each of the Borrower and the Group Companies has filed or caused to be filed, or has a valid extension of the time to file, all Federal and material state and other tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges levied upon it or any of its property by any governmental authority to the extent that such Taxes have become due and payable, and no tax Lien has been filed with respect to any such Tax, fee or other charge, except to the extent the relevant taxes are being contested in good faith and by appropriate means and as to which reserves reasonably regarded as adequate have been established in accordance with applicable generally accepted accounting principles; and

     (v) Documents. There are no agreements to which the Borrower or any of its Affiliates is a party relating to the Pledged Securities, the Shareholders Loans or loans that are subject to the Assignment
          Agreements, copies of which have not been delivered to the Agent prior to the date of this Agreement.

     Section 7.2 Repetition of Representations and Warranties. The representations and warranties set out in Section 7.1:

     (a)  are  made  on  the  date  of  this  Agreement;  and

     (b) are deemed to be repeated by the Borrower on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

     Section 7.3 Survival of Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement or made by the Borrower in any certificate, notice or report delivered under this Agreement will survive the Advance Date, the making and repayment of the Loan and any novation, transfer or assignment of the Loan.

                                   ARTICLE 8.
                            COVENANTS OF THE BORROWER

     Section 8.1 Affirmative Covenants. So long as any Lender has any Commitment under this Agreement and until the Obligations are paid and satisfied in full, the Borrower shall (or, if applicable, shall cause the relevant action to take place), unless the Agent otherwise consents in accordance with the provisions of this Agreement:

     (a) Financial Reporting. Deliver to the Agent (except as otherwise provided herein) in reasonable detail the following information prepared in accordance with GAAP and certified by a senior officer of the Borrower as being, to the best of his knowledge after due enquiry, true and correct in all material respects: (i) as soon as available at the end of each Financial Quarter and in any event within forty-five (45) days thereafter, quarterly Financial Statements, as at the end of such Financial Quarter, setting forth, in each case in comparative form, the figures for the previous year's corresponding Financial Quarter and the Financial Year to date; (ii) as soon as available and in any event within ninety (90) days after the end of each Financial Year of the Borrower a copy of the audited consolidated Financial Statements of the Borrower for the respective Financial Year reported on by the independent auditors of the Borrower, as the case may be; and (iii) such other financial statements and information respecting the Borrower as may reasonably be requested by the Agent from time to time;

     (b) Additional Reporting. Deliver to the Agent, promptly upon the Borrower obtaining knowledge thereof, written notice of: (i) any Default or Event of Default, specifying the nature thereof and the action the Borrower proposes to take or has taken with respect thereto; (ii) any litigation, including arbitration, and of any proceedings before any Official Body against the Borrower where the amount involved exceeds E 5,000,000; (iii) adoption of, participation in or contribution to any Plan by the Borrower or any ERISA Affiliate, or any action by any of these to adopt, participate in or contribute to any Plan, or the incurrence by any of them of any liability or obligation to any Plan; (iv) non-compliance with any Environmental Law or Environmental License where non-compliance could reasonably have a Material Adverse Effect;
          (v) any Environmental Claim or any other claim, notice or other communication served on it in respect of any alleged breach of any Environmental Law or Environmental License; and (vi) any actual or suspected Environmental Contamination which could reasonably result in a Material Adverse Effect;

     (c)  Corporate  Existence. Preserve and maintain in full force and effect:
          (i) its corporate existence and all qualifications to carry on the Business, including, without limitation, all rights (statutory and other); and (ii) all Authorizations relating thereto, non-compliance with which could reasonably have a Material Adverse Effect;

     (d) Compliance with Laws, etc. Comply with all applicable Laws non-compliance with which could reasonably have a Material Adverse Effect;

     (e) Payment of Taxes and Claims. Pay and discharge before the same shall become delinquent: (i) all Taxes, assessments and Official Body charges or levies imposed upon or in respect of the Business or any of the Borrower's assets or properties; and (ii) all lawful claims (including, without limitation, claims for labour, materials, supplies or services) which, if unpaid, might become a Lien upon or in respect of the Business or the Borrower's assets or properties; except, in each case, any such Tax, assessment, charge, levy or claim which is being contested in good faith by proper proceedings and for which the Borrower has maintained adequate reserves therefor and no Liens have attached;

     (f) Keeping of Books. Keep proper books of record and account in respect of the Business, in which full and correct entries shall be made of all financial transactions and the assets and operations in respect of the Business in accordance with GAAP;

     (g) Visitation, Inspection, etc. Permit the Agent or any of the Lenders or any representative thereof on reasonable notice to visit and inspect the Business of the Borrower, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with the officers of the Borrower and to inspect the Business to ensure compliance with all Laws at all such reasonable times during normal office hours and as often as the Agent or any of the Lenders or any representative thereof may reasonably request;

     (h) Notice of Default. Promptly notify the Agent in writing of any Default or Event of Default or any default, or event, condition or Occurrence which with notice or lapse of time, or both, would constitute a default, under any agreement for borrowed money to which the Borrower is a party and under which the Borrower owes at least E 5,000,000 or the equivalent amount in another currency;

     (i) Pay Obligations to Lenders and Perform Other Covenants. Make full and timely payment of its Obligations hereunder, whether now existing or hereafter arising, and duly comply with the terms and covenants contained in each of the Credit Documents to which it is a party, all at the times and places and in the manner set forth therein after giving effect to all applicable grace periods provided for therein, and at all times take all action necessary to maintain the security interests and charges provided for under or pursuant to this Agreement and the Security Documents to which it is a party as valid and perfected security interests and charges on the property intended to be covered thereby having priority as contemplated thereby and supply all information to the Agent which is reasonably necessary for such maintenance;

     (j) Notices of Official Body Action. Promptly notify the Agent in writing of any notice of any action by any Official Body or any action, suit, proceeding or investigation (or any basis therefor) pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower before any Official Body, where the amount involved exceeds E 5,000,000 or the equivalent amount in another currency;

     (k) Pari Passu. Ensure that its Obligations under the Credit Documents do and will rank at least pari passu with its present and future obligations under the MFC Loan Agreement;

     (l) Insurance. Cause each of ZPR & Co. and ZSG to maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by Persons carrying on the same or a similar class of business;

     (m)  Environmental  Laws.  Cause each of ZPR & Co. and ZSG to comply with:
          (i) all applicable Environmental Laws; and (ii) the terms and conditions of all Environmental Licenses applicable to any of them, in each case, where failure to do so could reasonably result in a Material Adverse Effect;

     (n) Waivers. Promptly provide to the Agent copies of any waivers provided by the Senior Lenders and/or any amendments made as the case may be, in respect of any obligations of ZPR & Co. and/or ZSG under the Senior Credit Agreements;

     (o) Parallel Reporting. Promptly provide to the Agent copies of any reports or financial statements or information provided to any of the Senior Lenders under the Senior Credit Agreements not otherwise provided hereunder;

     (p) Further Assurances. At its cost and expense, upon request by the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent, such further instruments and do and cause to be done such other acts as may be necessary or proper in the reasonable opinion of the Lenders to carry out more effectually the provisions and purposes of this Agreement and the other Credit Documents;

     (q) Shareholders Agreement. (1) Within ninety (90) days of the date of this Agreement, settle upon the terms of a shareholders agreement or equivalent documentation in form and substance satisfactory to the Agent reflecting the terms of the Shareholders Agreement Heads of Terms;

          (2) Upon the occurrence of an Event of Default and the Lenders realizing upon their Security and committing to sell all or a portion of the Pledged Securities to a third party purchaser through public auction, or otherwise, enter into a shareholders agreement or equivalent documentation upon the agreed terms with such third party purchaser;

     (r) Maintenance of Special Purpose Vehicle Status. Ensure that each Intermediate Holding Company and DP Holdings:

          (1) maintains its existence as a limited liability company under German Law (Gesellschaft mit beschrankter Haftung), duly organised, validly existing and in good standing under the Laws of Germany and does not:

               (i) enter into any Amalgamation or demerger or amend its Charter Documents in any manner;

               (ii) take any action in furtherance of dissolution, liquidation or any scheme of voluntary insolvency, reorganisation or the like;

               (iii) have any Subsidiary other than a Group Company, DP or a Permitted Subsidiary, which is its Subsidiary as at the date of this Agreement;

               (iv) issue any further capital stock after the date of this Agreement other than ordinary shares; or

               (v) engage in any business or activity other than: (a) acting as a special purpose vehicle for subscribing for and holding shares in and advancing Shareholders Loans to and holding Shareholders Loans in the Group Company, or DP, directly owned by it as at the date hereof; (b) performing its Obligations under any Credit Document to which it is a party; (c) complying with its obligations under the ZPR Senior Security; and
                       (d) holding its interests in, and engaging in transactions in the ordinary course of business with, Group Companies, DP and Permitted Subsidiaries;

          (2)  does  not  have  any  assets  other  than:

               (i) its rights under the Credit Documents and the documents evidencing the Shareholders Loans;

               (ii) the authorizations referred to in subparagraph (5) below; or

               (iii) the shares of the Group Company, DP or Permitted Subsidiaries owned by it as at the date of this Agreement;

          (3) does not have any obligations or liabilities of any nature whatsoever other than:

               (i) liabilities arising in respect of the Loan and its other Obligations under the Credit Documents;

               (ii) obligations in respect of Taxes and fees necessary for maintenance of its corporate existence and obligations imposed by Law in Germany;

               (iii) obligations under any contract referred to in subparagraph (4)(iv), (v) or (vi) below; or

               (iv)    obligations  arising  under  the  ZPR  Senior  Security;

          (4) is not party to any contract, agreement or arrangement other than:

               (i)     the  Credit  Documents  to  which  it  is  a  party;

               (ii)    documents  evidencing  Shareholders  Loans;

               (iii) contracts or arrangements necessarily incidental to maintenance of its existence and its role as a special purpose vehicle;

               (iv) contracts under which Excluded Payments are made and which contain no other material obligation other than that which is remunerated by the relevant Excluded Payments;

               (v) contracts, agreements or arrangements with Group Companies, DP and Permitted Subsidiaries; and

               (vi) documents relating to the ZPR Senior Security to which it is a party;

          (5) obtains, maintains and complies with the terms of all authorizations required under any Law or regulation to enable it to perform its Obligations under, or for the validity or enforceability of, the Credit Documents to which it is a party and any documents evidencing Shareholders Loans;

          (6) complies in all material respects with all Laws and regulations applicable to it; and

          (7) pays all its Taxes when due, except to the extent the relevant taxes are being contested in good faith and by appropriate means and as to which reserves reasonably regarded as adequate have been established in accordance with applicable generally accepted accounting principles; and

     (s) Additional Reporting of Indebtedness. Deliver to the Agent written notice of the incurrence of any Debt or Debts in excess, in aggregate, of E 10,000,000, following the incurrence thereof, setting out in reasonable detail the particulars of such Debt.

     Section 8.2 Negative Covenants. So long as any Lender has any Commitment under this Agreement and until the Obligations are paid and satisfied in full, the Borrower shall not (or if applicable shall not permit the relevant action to take place):

     (a) Change in Nature of Business. Change the nature of the Business in any material respect or make or permit to exist any change, condition, event or occurrence in or with respect to the nature of the Business which when taken with all other conditions, events or occurrences could reasonably be expected to have a Material Adverse Effect;

     (b) Mergers, etc. Enter into or agree to enter into any transaction (whether by way of reconstruction, reorganization, consolidation, combination, amalgamation, merger, transfer, sale, lease, modification or otherwise) whereby: (i) other than pursuant to an Asset Sale, all or substantially all of the Borrower's undertaking, property or assets will become the property of any other Person or the continuing corporation resulting therefrom; (ii) there would be permitted any change in the direct or indirect Control of the Borrower; or (iii) the corporate structure of the Borrower affecting the Group Companies would be modified, changed, altered or amended, in any manner, from that set out in Schedule "F" hereto;

     (c) Distributions. Make, allow or cause any payment on account of a redemption, distribution or return of capital (including, without limitation, cash dividends or any repayment of Shareholder Loans or cash distributions) to any of its shareholders other than non-cash dividends or distributions comprised solely of equity securities of the Borrower;

     (d) Margin Stock. Engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the Board of Governors of the United Sates Federal Reserve System), and no portion of any Loan will be used, directly or indirectly, to purchase or carry Margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock;

     (e) Investment Company Act. Either by act or omission, become an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended;

     (f) ERISA. (1) Adopt, maintain, sponsor, participate in or incur any liability or obligation under or to any Plan or incur any obligation to provide post-retirement benefits to any Person nor allow any ERISA Affiliate to do so; or

          (2) Take any action or omit to take any action or permit any Subsidiary or ERISA Affiliate to take any action or omit to take any action with respect to any Plan that might result in the imposition of a Lien or other security interest on any property of the Borrower or any Subsidiary or otherwise have a Material Adverse Effect;

     (g) No Transfers. Sell, assign or transfer any shares or other interests in ZPR Holding, SPB, ZPR & Co. or SPH or any Shareholders Loans or allow any sale, assignment or transfer to any third party of any such interest or Shareholders Loans, other than pursuant to Asset Sales;

     (h) Negative Pledge. Allow to be created or permit to subsist any Lien on any of the assets of the Group Companies or DP Holdings, except for: (i) Liens arising under the Credit Documents; (ii) Permitted Liens; or (iii) Liens arising under or pursuant to the Senior Credit Agreements;

     (i) Transactions Similar to Security. Allow any Intermediate Holding Company or DP Holdings to sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by the Borrower or any Subsidiary or any of its related entities in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset unless such transaction would result in a Permitted Lien;

     (j) Incurrence of Debt. Permit any of the Group Companies or DP Holdings to incur any additional Debt in excess E 5,000,000, separately or in the aggregate, except under the Senior Credit Agreements and/or pursuant to any currency hedging, currency swap, interest rate swap, cap or collar arrangement or other swap arrangement, from time to time in relation to the Senior Credit Agreements;

     (k) Related Party Transactions. Enter into with any Group Company, DP or DP Holdings or allow any Affiliate that is not a Group Company, DP or DP Holdings to enter into with any Group Company, DP or DP Holdings any transaction under which the aggregate payments to be made or the fair market value of the property which is the subject of the transaction is greater than E 1,000,000, except pursuant to the Marketing and Sales Agreement, unless: (i) in respect of transactions that involve more than E 1,000,000 and up to E 3,000,000, such transaction(s) are undertaken at fair market value on an arm's-length basis, as determined by the board of directors or other governing body of the Borrower or the Affiliate which is a party to such transaction in good faith, and evidenced by resolution thereof filed with the Agent, and provided that in respect of any transaction which involves more than E 3,000,000, such determination shall be based upon the written opinion of a qualified independent appraiser, valuator, accounting firm or investment bank prepared contemporaneously with such transaction, which opinion shall be attached to the approving resolution;

     (l) No Amendments. Permit any amendment to be made to the ZPR Credit Agreement or the ZSG Project Finance Loan Agreement which could result in an obligation to create additional security in favor of the ZPR Senior Lenders or the ZSG Senior Lenders over a Shareholders Account; and

     (m)  Shareholder  Accounts.  Pledge  or  allow  any  Group  Company or DP
          Holdings to  pledge  or  otherwise  deal  with  any  Shareholder
          Account other than in accordance with Section 4.5(1)(iii) hereof.


                                   ARTICLE 9.
                                EVENTS OF DEFAULT

     Section 9.1 Events of Default. An Event of Default shall have occurred and be continuing if:

     (a) Payment of Principal. The Borrower shall fail to pay the Principal Sum or any portion thereof outstanding hereunder when the same becomes due and payable and such failure shall remain unremedied for a period of five (5) Business Days;

     (b) Payment of Interest, Fees, etc. The Borrower shall fail to pay any Interest hereunder when the same becomes due and payable or the Borrower shall fail to pay any fees, expenses or any other amounts hereunder when the same becomes due and payable, and in any such case, the failure shall remain unremedied for a period of ten (10) Business Days;

     (c) Representations and Warranties Incorrect. Any representation or warranty made by the Borrower herein or in any other Credit
          Document or any representation, warranty or certification made by the Borrower (or any of its officers) in any certificate or other writing delivered in connection with any of the Credit Documents, or any representation or warranty deemed to be made by the Borrower provided herein or therein, shall prove to have been incorrect in any respect when made or deemed to be made or repeated where the underlying event which gives rise to such representation, warranty or certification being incorrect, could reasonably be expected to have a Material Adverse Effect;

     (d) Failure to Perform Certain Covenants. The Borrower shall fail to observe any of the negative covenants contained in the Credit
          Documents and to be observed by the Borrower including, without limitation, in Section 8.2 of this Agreement;

     (e) Failure to Perform Other Covenants. Except as otherwise provided, the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any of the Credit Documents and applicable to the Borrower and such failure shall remain unremedied for thirty (30) Business Days, if such term, covenant or agreement is reasonably capable of being remedied in such period;

     (f) Failure to Pay Debts to Third Parties. The Borrower shall fail to pay the principal of or premium or interest on any Debt which is outstanding in an aggregate principal amount in excess of E 5,000,000 (or the equivalent amount in any other currency) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of Debt of the Borrower which is outstanding in an aggregate principal amount exceeding E 5,000,000 (or the equivalent amount in any other currency);

     (g) Failure to Draw. ZSG shall fail to complete the initial draw available to it under the ZSG Project Finance Loan Agreement within seven (7) Business Days of the Advance Date;

     (h) Event of Bankruptcy. There shall exist any Event of Bankruptcy in respect of the Borrower;

     (i) Judgments. Any judgment or order for the payment of money in excess of E 5,000,000 in respect of the Borrower shall be rendered against the Borrower and either: (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (j) Unenforceability. This Agreement or any Credit Document shall, at any time after execution and delivery, and for any reason (other than in accordance with the respective terms or with the unanimous consent of the Lenders), cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any thereof shall be contested by the Borrower or any other party thereto, or the Borrower or any other such party shall deny that it has any further liability or obligation thereunder;

     (k) Cross Default. ZPR & Co. and/or ZSG, as the case may be, shall fail to pay the principal of, premium or interest or any other amounts under the ZPR Credit Agreement and/or the ZSG Project Finance Loan Agreement when the same becomes due and payable (whether by scheduled maturity, required prepayment, demand or otherwise) resulting in an acceleration of the obligations of ZPR & Co. and/or ZSG, as the case may be, under the applicable Senior Credit Agreement;

     (l) Challenge to Security. Any of the Security shall at any time after the execution and delivery of the relevant Security Document and for any reason (other than with the unanimous consent of the Lenders) cease to constitute a valid, subsisting and perfected security interest or charge in respect of the assets and properties referred to therein or cease to rank in priority or in the manner contemplated herein or in the relevant Security Document other than by reason of the act or omission of the Agent or the Lenders;

     (m) Cessation of business. ZPR and/or ZSG ceases, or threatens to cease, to carry on all or a substantial part of its business, excluding any such event flowing from an Asset Sale;

     (n) Unlawfulness. It is or becomes unlawful for the Borrower to perform any of its Obligations under the Credit Documents; or

     (o) ERISA. Any event or condition that presents a material risk that the Borrower or any ERISA Affiliate may incur a material liability to a Plan or to the United States Internal Revenue Service or to the United States Pension benefit guaranty corporation; or an "accumulated funding deficiency" (as that term is defined in Section 412 of the United States Internal Revenue Code of 1986, as amended, or Section 302 of ERISA), whether or not waived, by reason of the failure of the Borrower or any ERISA Affiliate to make a contribution to a Plan where such event could reasonably have a Material Adverse Effect.

Upon the happening of an Event of Default described in Section 9.1(h) (Bankruptcy) all Commitments will immediately terminate and the Loan, together with accrued Interest, and all other amounts accrued under the Credit Documents, will be immediately due and payable. On and any time after the occurrence of an Event of Default (other than an Event of Default described in Section 9.1(h) the Agent may, and shall if so directed by the Majority Lenders, by notice to the
Borrower: (i) declare the Obligations under the Agreement to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; and (ii) take all steps and proceedings as, in the opinion of the Agent are necessary or desirable to preserve, protect or enforce the Security.

     Section 9.2 Cure of Default. The Agent shall have the right, but shall not be obligated, from time to time while a Default or Event of Default shall have occurred and remain continuing, to take in its name or in the name of the Borrower or otherwise such action as it shall consider necessary or desirable to cure or rectify such Default or Event of Default and, in so doing, neither the Agent nor the Lenders shall incur any liability to the Borrower if any such action taken by the Agent or the Lenders or on the Borrower's behalf shall prove to be in whole or in part inadequate or invalid and the Borrower shall indemnify and hold the Agent and the Lenders harmless from and against any loss, costs, liability or expense (including, without limitation, reasonable fees on a solicitor and a solicitor's own client basis and disbursements of counsel) paid, suffered or incurred by the Agent or the Lenders in connection therewith or arising therefrom.

     Section 9.3 Additional Provisions. (1) Notwithstanding anything else set out in this Article 9, in the event that the Obligations are not repaid on the Extended Maturity Date and a Second Extension Request has not been made by the Borrower and accepted by the Agent, (a "Payment Default"), prior to the exercise of any remedy by the Agent hereunder, the Borrower and the Agent shall, within thirty (30) days following such Payment Default, agree upon a course of action pursuant to which the Borrower will sell sufficient assets to pay the Obligations to the

Lenders, provided that, if no such agreement is reached within the prescribed time, subject to Subsection (2), the Lenders may exercise all of their rights in and to the Security hereunder.

     (2) The Agent and Lenders acknowledge and agree that: (i) any present or future right that the Agent and/or the Lenders may otherwise have, or have had, hereunder or pursuant to the Security to sell, assign, transfer or realize upon any interest in ZPR pursuant to this Agreement or the Security shall be limited to the sale of 49% of the shares thereof or interest therein unless additional sales are consented to in writing by the ZPR Senior Lenders; and (ii) any right that they may otherwise have to sell any interest in ZSG arising under the Security shall be limited to such percentage thereof which is consented to by the European Commission and, in any event, to no more than 12.5% of the shares thereof unless additional sales are consented to in writing by the ZSG Senior Lenders.

     (3) Notwithstanding Subsection (2) hereof, the Borrower covenants and agrees that if, following an Event of Default, the Agent reasonably determines that it must complete sales of a greater portion of the Borrower's interests in ZPR and/or ZSG than provided for and allowed under Subsection (2) hereof (the "Permitted Sales") at the request of the Agent, the Borrower will co-operate with the Lenders and make reasonable commercial efforts to obtain the consent of the applicable Senior Lenders to sales of the Borrower's interests in ZPR and ZSG as applicable, in addition to the Permitted Sales, provided that the Borrower shall not be obliged to incur any expense or disburse any funds in connection therewith.


                                   ARTICLE 10.
                                    THE AGENT

     Section 10.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and the Lenders and the Borrower acknowledge that all instructions, decisions and requests for decisions not otherwise provided for herein shall be made through the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable Law. The Agent agrees to give each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Section 10.2 Agent as Lender. With respect to its Commitment, any Lender who is also the Agent hereunder shall have the same rights and powers under this Agreement as any other Lender hereunder and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity as Lender. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if it were not the Agent and without any duty to account therefor to the Lenders.

     Section 10.3 Majority Lenders. The Agent and its Affiliates shall at all times, collectively, be Majority Lenders hereunder.

     Section 10.4 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect to this Agreement by acting upon any notice, Authorization, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 10.5 Lender Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on Financial Statements referred to in Section 6.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 10.6 Agent Agreements. From time to time, the Agent may enter into, execute and deliver agreements or instruments supplemental hereto with the Borrower for the purposes of: (i) adding to the provisions hereof such additional covenants and enforcement provisions as are, in the opinion of the Agent, necessary or desirable and not prejudicial to the interests of the Lenders; (ii) making such provisions not inconsistent with this Agreement as may be necessary or desirable and not prejudicial to the interests of the Lenders with respect to matters or questions arising hereunder; (iii) adding, altering or modifying the provisions hereof, including relieving the Borrower from any Obligations, conditions or restrictions herein contained provided such addition, alteration, modification or relief shall be operative or become effective only if, in the opinion of the Agent, such addition, alteration, modification or relief in no way prejudices any of the rights of the Lenders or the Agent (and the Agent may in its sole discretion decline to enter into any such addition, alteration, modification or relief which, in its opinion, may not afford adequate protection to it when same becomes operative); and (iv) for any other purpose not inconsistent with the terms of this Agreement, including, without limitation, the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein provided where, in the opinion of the Agent, the rights of the Agent and the Lenders are in no way prejudiced thereby.

     Section 10.7 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), rateably according to the respective principal amount of the Loan then held by each of them (or if no principal amount is outstanding, rateably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, those arising in an action brought by a Lender) that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document, or action taken or omitted by the Agent under this Agreement or any other Credit Document (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its rateable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 10.7 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

     Section 10.8 Sharing of Payments. If any Lender shall obtain any Payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Obligations owing to it (other than pursuant to Sections 3.3 or 11.8) in excess of its rateable share of payments on account of the Obligations obtained by all of the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment rateably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's rateable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section 10.8 may, to the fullest extent permitted by Law, exercise all of its rights of payment (including right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 10.9 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S.$50,000,000. Upon acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE 11.
                                  MISCELLANEOUS

     Section 11.1 Records. The unpaid amount of the Loan and the unpaid Interest accrued thereon shall at all times be ascertained from the books and records of the Agent, which shall be conclusive absent manifest error, fraud, dishonesty or improper conduct, and a certificate of any officer of the Agent as to such records shall be conclusive evidence of such records.

     Section 11.2 Brokerage. The Agent and the Lenders represent that it and they have not engaged any broker in connection with this Agreement. Neither the Agent nor the Lenders shall be liable in any way for the payment of any brokerage fees or commissions to any broker or other Person entitled or claiming to be entitled to same in connection herewith and the transactions contemplated hereby, and the Borrower by acceptance hereof agrees to hold the Agent and the Lenders harmless from all claims for brokerage fees or commissions which may be made in connection with the transactions contemplated hereby.

     Section 11.3 Lender Approval, Amendments, etc. (1) Except as expressly provided otherwise herein and subject to Section 11.3(2) no amendment or waiver of any provision of this Agreement or of any of the other Credit Documents, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (2) No amendment, waiver or consent shall, unless in writing and signed by all the Lenders: (i) subject any Lender to any additional obligation; (ii) reduce the principal of, or

Interest on, the Loan or any fees or other amounts due hereunder; (iii) postpone any date fixed for any payment of principal of, or Interest on, the Loan or any fees or other amounts due hereunder; (iv) except as provided for in this Agreement, change the number of Lenders required for the Lenders or any of them to take any action hereunder; or (v) amend this Section 11.2. The granting of such amendment, waiver or consent shall be in the sole discretion of each Lender and may be arbitrarily declined or withheld by such Lender.

     Section 11.4 Notices, etc. (1) Except as otherwise expressly provided herein, all notices, requests, demands, directions and communications by one party to the other shall be sent by facsimile or similar means of recorded communication or hand delivery, and shall be effective when hand delivered or, in the case of facsimile or similar means of recorded communication, when received. All such notices shall be given to a party at its address given on the signature page of this Agreement, or in accordance with any unrevoked written direction from such party to the other party in accordance with this Section 11.4(1). All notices, demands or requests to or of the Borrower shall be copied to:

               Sangra,  Moller
               1000  Cathedral  Place
               925  West  Georgia  Street
               Vancouver,  B.C.  V6C  3L2

               Attention:  H.S.  Sangra
               Facsimile  No.:  (604)  669-8803

     (2) Except as otherwise provided hereunder, all deliveries of Financial Statements and other documents to be made by the Borrower to the Lenders hereunder shall be made by making delivery of such Financial Statements and documents directly to the Agent at its address set out on the signature pages of this Agreement, or to such other address as the Agent may from time to time notify to the Borrower. All such deliveries shall be effective only upon actual receipt.

     Section 11.5 Reimbursement for Certain Expenses. (1) The Borrower shall pay or cause to be paid and shall indemnify and save the Agent and the Lenders harmless against liability for the payment of all reasonable out-of-pocket expenses relating to the Loan, as agreed to in principal by the Borrower, including, without limitation:

     (a) counsel, assessment or compliance review fees and disbursements (including legal fees and disbursements on a solicitor and a solicitor's own client basis) incurred by the Agent and the Lenders in connection with: (i) the development, preparation, execution and interpretation of this Agreement and the other Credit Documents or any agreement or instrument contemplated hereby or thereby subject to the limitation set out in Section 11.5(2); (ii) on-site inspections by the Agent or its representatives required in connection with the enforcement of the Credit Documents; (iii) advice of counsel to the Agent and the Lenders with respect to the administration of the Loan, the Credit Documents or any transaction contemplated hereunder or thereunder; (iv) the enforcement or preservation of rights under or the refinancing, renegotiation or restructuring of the Obligations under this Agreement or any Obligations under the other Credit Documents or any agreement or instrument contemplated hereby or thereby; (v) stamp taxes and custodian fees incurred and chargeable in connection with the Pledged Securities if charged to the Agent by a third party; or (vi) any requested amendments, waivers or consents pursuant to the provisions hereof or of the other Credit Documents, including such expenses as may be incurred by the Agent or a Lender in the collection of the Obligations or any litigation, proceeding, dispute or so-called "work-out" in any way relating to the Obligations or the Credit Documents; and

     (b) all such expenses in connection with: (i) the Borrower's failure to complete the Loan or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder; (ii) the Borrower's failure to pay any amount required to be made by it including, without limitation, any Interest or fees, due under any Credit Document on its due date; or (iii) the Borrower's failure to give any notice required to be given by it to the Agent or the Lenders hereunder.

The obligations of the Borrower under this Section 11.5 shall survive the advance of the Loan and the payment and satisfaction of the indebtedness and liability of the Borrower to the Agent and the Lenders pursuant to this Agreement.

     (2) The Agent shall be reimbursed on the Advance Date for legal fees and disbursements incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the Credit Documents to the Advance Date in an amount not to exceed U.S.$100,000.

     Section 11.6 No Waiver; Remedies. No failure on the part of the Agent or the Lenders or the Borrower to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

     Section 11.7 Confidentiality. Subject to the next following sentence, the Agent and the Lenders agree to use reasonable efforts to ensure that any Financial Statement or other information relating to the Business, properties or condition, financial or otherwise, of the Borrower which may be delivered to the Agent and the Lenders pursuant to this Agreement which is not publicly filed, distributed to shareholders of the Borrower or otherwise made available to the public generally (and which is not independently known to the Agent and the Lenders or a Lender) will, to the extent permitted by Law, be treated confidentially by the Agent and the Lenders and will not, except as provided for herein or with the consent of the Borrower, be distributed or otherwise made available by the Agent or a Lender to any Person other than the Agent's and a Lender's employees, authorized agents, counsel or representatives, who shall be made aware of the confidential nature of such information. The Agent and the Lenders are hereby authorized to deliver a copy of any Financial Statements or any other information relating to the Business, operations, or financial condition of the Borrower and its Subsidiaries which may be furnished to it under this Agreement or otherwise to: (i) any Official Body having jurisdiction over the Agent or any Lender, if required by such Official Body; (ii) any Subsidiary or Affiliate of the Agent or any Lender to whom such information needs to be disclosed by reason of internal credit policy or for any other proper reason directly related to the advancement of the intents and purposes of this Agreement; and (iii) any proposed assignee hereunder. Any such Official Body, Subsidiary or Affiliate or assignee to whom such information is disclosed shall be made aware of the confidential nature of such information.

     Section 11.8 Taxes, Costs, etc. (1) All payments by the Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for, Taxes unless such Taxes are required by Law to be deducted or withheld. If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or the other Credit Documents: (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings applicable to additional amounts paid under this Section, the Lenders receive an amount equal (on an after-tax basis, taking into account any income Taxes any Lender will owe on the additional amounts) to the sum they would have received (on an after-tax basis) if no deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and
(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Law, provided that if any transfer, assignment or grant of a participation right by the Agent or a Lender in respect of its Commitment results at the time of the transfer, assignment or grant of a participation right, or thereafter, in an increased payment, the transferee, assignee or participant shall be entitled to receive such increased payment only to the extent that the Agent or Lender would have been so entitled had there been no such transfer, assignment or grant of a participation right.

     (2) The Borrower shall pay all Taxes which arise from any payment made under any of the Credit Documents or from the execution, delivery or registration of, or otherwise in respect to, any of the Credit Documents.

     (3) The Borrower shall indemnify and save harmless the Agent and the Lenders for the full amount of Taxes levied by any jurisdiction on, or in relation to, any sum received or receivable hereunder by the Lenders (other than income or capital Taxes). Payment under this indemnification shall be made within thirty (30) days from the date the Agent makes written demand therefor. A certificate as to the amount of such Taxes submitted to the Borrower by the Agent shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to the Lenders.

     (4) Without prejudice to the survival of any other agreement or obligations of the Borrower hereunder, the obligations of the Borrower under this Section shall survive the payment in full of the Outstanding Amount and Interest thereon.

     Section 11.9 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default each Lender shall have the right, at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower, against any and all of the Obligations of the Borrower now or hereafter existing under any of the Credit Documents, irrespective of whether or not the Agent shall have made any demand under any of the Credit Documents and although such Obligations may be unmatured. Each Lender agrees to promptly notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which any Lender or the Agent may have.

     Section  11.10     Judgment  Currency.   (1)  If,  for  the  purposes of
obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Agent or the Lenders from the Original Currency into the Judgment Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Judgment Currency on the Business Day preceding that on which final judgment is paid or satisfied.

     (2) The Obligations of the Borrower in respect of any sum due in the Original Currency from it to the Agent or the Lenders under any of the Credit Documents shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or the Lenders, as the case may be, of any sum adjudged to be so due in such Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Original Currency with such Judgment Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent or the Lenders, as the case may be, in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Lenders, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Agent or the Lenders, as the case may be, in the Original Currency, the Agent or the Lenders, as the case may be, agree to remit such excess to the Borrower.

     Section 11.11 Governing Law. The Credit Documents shall be governed by, and construed in accordance with, the Laws of the State of New York and shall be treated in all respects as a New York contract without giving effect to applicable principles of conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

     Section 11.12 Consent to Jurisdiction. (1) The Borrower hereby irrevocably submits to the jurisdiction of any U.S. State or Federal court sitting in the City of New York, in any action or proceeding arising out of or relating to this Agreement, or any other Credit Document, and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties agree that any such action or proceeding shall be conducted in the English language.

     (2) Nothing in this Section shall affect the right of the Agent or the Lenders to serve legal process in any other manner permitted by Law or affect the right of the Agent or the Lenders to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

(3) Without prejudice to any other mode of service, the Borrower: (a) irrevocably appoints CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with any Credit Document;
(b) agrees to maintain an agent for service of process in the State of New York until all Commitments have terminated and the Loan and all other amounts payable under the Credit Documents have been finally, irrevocable and indefeasibly repaid in full; (c) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned; (d) consents to the service of process relating to any proceedings by prepaid posting of a copy of the process to its address for the time being set out on the signature pages hereof; and (e) agrees that if the appointment of any Person mentioned in paragraph (a) above ceases to be effective, the Borrower shall immediately appoint a further Person in the State of New York, as appropriate, to accept service of process on its behalf in the State of New York, as appropriate, and, if the Borrower does not appoint a process agent within fifteen (15) days, the Agent is entitled and authorized to appoint a process agent for the Borrower by notice to the Borrower.

     Section 11.13 Successors and Assigns. (1) This Agreement shall become effective when it is executed by the parties and thereafter shall be binding upon and enure to the benefit of the Borrower, and its respective successors and permitted assigns, the Agent and its successors and assigns and each Lender and its successors and permitted assigns.

     (2) The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written unanimous consent of the Lenders, which consent may be arbitrarily withheld. Any purported assignment in violation of this provision shall be void and of no effect.

     (3) A Lender may, from time to time, assign or transfer, or grant participations in, or enter into any other arrangement with another Person or Persons for the purpose of sharing, transferring or otherwise managing its position with respect to, all or part of its rights and obligations in respect of its Commitments, at such times and upon such terms as it may determine, without any obligation to obtain any consent from any other Person provided that by so doing any amounts payable in respect of the Obligations of the Borrower hereunder are not increased.

     (4) Any Lender may pledge its interests in the Credit Documents in the ordinary course of its business or to any Official Body.

     Section  11.14     Forum  Convenience and Enforcement Abroad.  The Borrower
(a) waives objection to the New York State and Federal courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and (b) agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

     Section 11.15 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 11.16 Prior Understandings. This Agreement and the Credit Documents supersede all prior understandings and agreements, whether written or oral, and constitute the entire agreement among the parties hereto relating to the transactions provided for herein.

     Section 11.17 Waiver of Immunity. The Borrower irrevocably and unconditionally:

     (a) agrees that if a Lender brings proceedings against it or its assets in relation to a Credit Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

     (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

     (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

     Section 11.18 Counterparts. This Agreement may be executed in counterparts and by facsimile and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

     SECTION 11.19 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY CREDIT DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED  BY  THE  CREDIT  DOCUMENTS.  IN  THE  EVENT  OF  LITIGATION,  THIS
AGREEMENT  MAY  BE  FILED  AS  A  WRITTEN  CONSENT  TO  A  TRIAL  BY  THE COURT.

     Section 11.20 Payments to Agent. All payments required to be made in respect of the Obligations by the Borrower to the Lenders hereunder may be made to the Agent, as agent for and on behalf of the Lenders, and such payments shall be deemed, for all purposes, to have been made to the Lenders as to their pro rata entitlement thereto.


                                            THE  BORROWER
                                            -------------

                                            MERCER  INTERNATIONAL  INC.


Schutzengasse  32
CH-8001  Zurich,  Switzerland               Per:
Tel:  011-41-43-344-7070                         ----------------------------
Fax:  011-41-43-344-7077                         Authorized  Signing  Officer


                                            Per:
                                                 ----------------------------
                                                 Authorized  Signing  Officer



                                            THE  AGENT
                                            ----------

                                            BABCOCK  &  BROWN  INVESTMENT
                                            MANAGEMENT  PARTNERS  LP
2  Harrison  Street,
San  Francisco,  U.S.A.                     Per:
94015                                            ----------------------------
Tel:     (415)  512-1515                         Authorized  Signing  Officer
Fax:     (415)  267-1500


                                            Per:
                                                 ----------------------------
                                                 Authorized  Signing  Officer



                                            THE  LENDER(S)
                                            --------------

                                            BABCOCK  &  BROWN  INVESTMENT
                                            MANAGEMENT  PARTNERS  LP
2  Harrison  Street,
San  Francisco,  U.S.A.                     Per:
94015                                            ----------------------------
Tel:     (415)  512-1515                         Authorized  Signing  Officer
Fax:     (415)  267-1500
Loan  Commitment: E 15,000,000              Per:
                                                 ----------------------------
                                                 Authorized  Signing  Officer

                                  SCHEDULE "A"

                             BORROWER'S CERTIFICATE

                            MERCER INTERNATIONAL INC.
                               (the "Corporation")


TO: Babcock & Brown Investment Management Partners LP, as Lender, and to such other Lenders as may from time to time become signatories to the Loan Agreement (as defined below)

AND TO:     Babcock  &  Brown  Investment  Management  Partners  LP, as agent

RE: Loan Agreement (the "Loan Agreement") dated the [21ST] day of August, 2002 among Babcock & Brown Investment Management Partners LP, as Agent and Lender, and such other Lenders as may from time to time become signatories thereto, and Mercer International Inc., as Borrower


Capitalized terms used in this Certificate, which are defined in the Loan Agreement but are not otherwise defined herein, have the meanings ascribed to such terms in the Loan Agreement.


          I, * , HEREBY CERTIFY solely in my capacity as a duly elected, qualified and acting officer of the Corporation, not in my personal capacity and without personal liability, that:


1. I am a trustee and [ * office held] of the Corporation and as such am authorized to execute this Certificate on behalf of the Corporation and have personal knowledge of the matters hereinafter deposed to.

2. I have made or caused to be made such examinations or investigations as are, in my opinion, reasonably necessary to make the statements set out herein including, without limitation, the examinations described in this Certificate, and I have furnished this Certificate with the intent that it may be relied upon by the Lenders and the Agent as a basis for the consummation of the transactions contemplated by the Loan Agreement.


REPRESENTATIONS  AND  WARRANTIES

3.     The  representations and warranties of the Corporation set out in Section
7.1 of the Loan Agreement and in any of the other Credit Documents to which the Corporation is a party are true and correct in all respects as at the date hereof.

INCUMBENCY

4. The persons referred to below are the trustees(s) and officer(s) of the Corporation and are duly elected or appointed to the office(s) of the Corporation as set out opposite his/her name and, where a signature appears opposite such name, such signature is his/her true signature and any one trustee or officer is authorized to sign any and all documents contemplated by the Loan Agreement, including the Credit Documents to which the Corporation is a party.

Name                   Office                         Signature
----                   ------                         ---------

Jimmy  S.H.  Lee       Trustee and President
                       and Chief Executive            --------------------------
                       Officer

C.S.  Moon             Trustee
                                                      --------------------------

R.  Ian  Rigg          Trustee and Secretary
                       and  Chief  Financial          --------------------------
                       Officer

Michel  Arnulphy       Trustee
                                                      --------------------------


Maarten  Reidel        Trustee
                                                      --------------------------


Jong  Lyel  Ryu        Trustee
                                                      --------------------------

CONDITIONS  PRECEDENT

5. All conditions precedent to the initial draw down of the first advance under the ZSG Project Finance Loan Agreement have been satisfied or waived other than the provision of the Mercer Equity Financing and any such conditions precedent that are to be completed after the provision of the Mercer Equity Financing.

6. All conditions precedent to the advance of the MFC Loan have been satisfied or waived.

7. Upon receipt of the Loan and the MFC Loan the Borrower shall be in a position to advance the Mercer Equity Financing.


CERTIFICATION  OF  DOCUMENTS

8.          EXHIBIT  A  annexed  hereto is a true, accurate and complete copy of
            ----------
the Declaration of Trust (including any amendments thereto) in effect as of the date hereof. Except as attached hereto, no document with respect to an amendment thereto has been filed in the office of the Secretary of State of the State of Washington, and no actions have been taken by the Corporation in contemplation of the dissolution of the Corporation.

9.          EXHIBIT  B  annexed  hereto is a true, accurate and complete copy of
            ----------
the Financial Statements of the Corporation for the Financial Year ending on December 31, 2001 and for the Financial Quarter ending on June 30, 2002.

10.          EXHIBIT  C  annexed hereto is a true, accurate and complete copy of
             ----------
the Resolutions adopted by the board of trustees of the Corporation approving and authorizing the execution, delivery and performance of the Credit Documents and the transactions contemplated thereby. Such resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof and are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referred to therein.


DATED  as  of  the        day  of  August,  2002
                   ------



---------------------------
*

                                    EXHIBIT A


                              STATE OF WASHINGTON

                                [Grapic Omitted]

                               SECRETARY OF STATE


    I, SAM REID, Secretary of State of Washington and custodian of its seal,

                               hereby issue this

                     CERTIFICATE OF EXISTENCE/AUTHORIZATION

                                       OF

                            MERCER INTERNATIONAL INC.

    I FURTHER CERTIFY that the records on file in this office show that the above named profit corporation was formed under the laws of the

        State of Washington and was issued a Certificate of Incorporation in Washington on September 30, 1968.


    I FURTHER CERTIFY that as of the date of this certificate, no Articles of

        Dissolution have been filed, and that the corporation is duly authorized to transact business in the corporate form in the State of

                                  Washington.


[Graphic Omitted]                     Date:  August 5, 2002

                                      Given under my hand and the Seal of the
                                      State of Washington at Olympia, the
                                      State Capital


                                      sm   /s/ Sam Reed
                                        ------------------------------------
                                        Sam Reed, Secretary of State

                                    EXHIBIT B


                          INDEPENDENT AUDITORS' REPORT


To  the  Shareholders
Mercer  International  Inc.

     We have audited the accompanying consolidated balance sheets of Mercer International Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mercer International Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years ended December 31, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States.

                              /s/  PETERSON  SULLIVAN  P.L.L.C.

Seattle,  Washington
March  15,  2002

                            MERCER INTERNATIONAL INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000
                            (IN THOUSANDS OF DOLLARS)




                                            2001              2000
                                          --------          --------

ASSETS
Current Assets
  Cash and cash equivalents               $ 10,458          $ 18,496
  Investments                                4,052             5,320
  Receivables                               42,658            46,088
  Inventories                               22,323            19,977
  Prepaid and other                          3,534             3,000
                                          --------          --------
    Total current assets                    83,025            92,881

Long-Term Assets
  Cash restricted                           29,739            25,150
  Properties                               248,167           265,607
  Investments                                7,658             6,101
  Notes receivable                           4,877             4,296
  Deferred income tax                        9,177             9,624
                                          --------          --------
                                           299,618           310,778
                                          --------          --------
                                          $382,643          $403,659
                                          ========          ========

LIABILITIES
Current Liabilities
  Accounts payable and
    accrued expenses                      $ 46,242          $ 38,204
  Notes payable                              6,584               839
  Debt                                      16,353            27,173
                                          --------          --------
    Total current liabilities               69,179            66,216

Long-Term Liabilities
  Debt                                     193,169           208,315
  Other                                      3,065             3,721
                                          --------          --------
                                           196,234           212,036
                                          --------          --------
    Total liabilities                      265,413           278,252

SHAREHOLDERS' EQUITY
Shareholders' Equity
  Preferred shares, no par value:
   50,000,000 authorized and
   issuable in series:
    Series A, 500,000 authorized,
     none issued and outstanding                 -                 -
    Series B, 3,500,000
     authorized, none issued
     and outstanding                             -                 -
  Shares of beneficial
   interest, $1 par value:
   unlimited authorized and
   16,794,899 issued and
   outstanding at
   December 31, 2001
   and 2000                                 99,995            99,995
  Retained earnings                         86,171            88,698
  Accumulated other
    comprehensive loss                     (68,936)          (63,286)
                                          --------          --------
                                           117,230           125,407
                                          --------          --------
                                          $382,643          $403,659
                                          ========          ========




The  accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)




                                                  2001       2000       1999
                                                --------   --------   --------
Revenues
  Sales of pulp and paper                       $183,496   $225,626    $125,570
  Transportation                                   4,915      3,857           -
  Other                                            8,578      6,719       2,297
                                                --------   --------   ---------
                                                 196,989    236,202     127,867
Expenses
  Cost of pulp and paper                         161,659    175,420     117,314
  Transportation                                   3,648      2,923           -
  Special charges                                      -          -      22,155
  General, administrative and other               16,502     14,284      22,420
  Loss on foreign currency
    derivative contracts                           2,241          -           -
  Litigation settlement                              918          -           -
  Interest expense                                14,474     13,993       2,995
                                                --------   --------   ---------
                                                 199,442    206,620     164,884
                                                --------   --------   ---------

Income (loss) before income taxes                 (2,453)    29,582     (37,017)
Income tax provision                                 (74)      (108)     (1,092)
                                                --------   --------   ---------

  Net income (loss)                             $ (2,527)  $ 29,474   $ (38,109)
                                                ========   ========   =========

Earnings (loss) per share
  Basic                                         $  (0.15)  $   1.76   $   (2.33)
                                                ========   ========   =========
  Diluted                                       $  (0.15)  $   1.72   $   (2.33)
                                                ========   ========   =========




The  accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (IN THOUSANDS OF DOLLARS)




                                                2001       2000        1999
                                              --------   --------    --------
Net income (loss)                             $ (2,527)   $ 29,474   $(38,109)
Other comprehensive income
  Foreign currency translation adjustment       (7,687)     (6,400)   (21,266)
  Unrealized gains (losses) on securities
    Unrealized holding gains (losses)
      arising during the period                  2,037      (1,729)     1,745
    Reclassification adjustment for
      losses included in net income (loss)           -          85      1,340
                                              --------    --------   --------
                                                 2,037      (1,644)     3,085
                                              --------    --------   --------

Other comprehensive loss                        (5,650)     (8,044)   (18,181)
                                              --------    --------   --------
Comprehensive income (loss)                   $ (8,177)   $ 21,430   $(56,290)
                                              ========    ========   ========




The  accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (IN THOUSANDS OF DOLLARS)




                                        Shares of   Beneficial Interest
                                   ----------------------------------------
                                                                 Amount
                                                                 Paid in
                                   Number          Par           Excess of
                                   Of Shares       Value         Par Value
                                   ----------      --------      ---------
Balance at December 31, 1998       15,440,122     $  15,440       $ 76,473
Shares issued for exercise
  of warrants                       1,245,277         1,245          6,097
Repurchase of shares                  (50,000)          (50)          (167)
Payment of dividends                       -             -              -
Net loss                                   -             -              -
Other comprehensive income
  (loss)                                   -             -              -
                                   ----------     ---------       --------

Balance at December 31, 1999       16,635,399        16,635         82,403
Shares issued for exercise
  of options                          159,500           160            797
Net income                                 -             -               -
Other comprehensive income
  (loss)                                   -             -               -
                                   ----------     ---------       --------

Balance at December 31, 2000       16,794,899        16,795         83,200
Net loss                                   -             -              -
Other comprehensive income
  (loss)                                   -             -              -
                                   ----------     ---------       --------

Balance at December 31, 2001       16,794,899     $  16,795       $ 83,200
                                   ==========     =========       ========






                                                Accumulated Other
                                                Comprehensive
                                                Income
                                         --------------------------------
                                         Foreign
                                         Currency         Unrealized
                           Retained      Translation      Gains (Losses)
                           Earnings      Adjustments      on Securities
                           --------      -------------    --------------
Balance at December
  31, 1998                 $ 98,167           $(28,663)         $ (8,398)
Shares issued for
  exercise of warrants            -                  -                 -
Repurchase of shares              -                  -                 -
Payment of dividends           (834)                 -                 -
Net loss                    (38,109)                 -                 -
Other comprehensive
  income (loss)                   -            (21,266)            3,085
                           --------           --------           -------

Balance at December
  31, 1999                   59,224            (49,929)           (5,313)
Shares issued for
  exercise of options             -                  -                 -
Net income                   29,474                  -                 -
Other comprehensive               -             (6,400)           (1,644)
  income (loss)            --------           --------           -------

Balance at December
  31, 2000                  88,698             (56,329)           (6,957)
Net loss                    (2,527)                  -                 -
Other comprehensive
  income (loss)                  -              (7,687)            2,037
                           -------            --------           -------
Balance at December
  31, 2001                 $86,171            $(64,016)          $(4,920)
                           =======            ========           =======






                                    Accumulated Other
                                    Comprehensive
                                    Income
                                    -----------------
                                                           Shareholders'
                                     Total                 Equity
                                     -----                 -------------
Balance at December 31, 1998         $(37,061)                  $153,019
Shares issued for exercise
  of warrants                              -                       7,324
Repurchase of shares                       -                        (217)
Payment of dividends                       -                        (834)
Net loss                                   -                     (38,109)
Other comprehensive
  income (loss)                       (18,181)                   (18,181)
                                     --------                   --------
Balance at December 31, 1999          (55,242)                   103,020
Shares issued for exercise
  of options                               -                         957
Net income                                 -                      29,474
Other comprehensive
  income (loss)                        (8,044)                    (8,044)
                                     --------                   --------
Balance at December 31, 2000          (63,286)                   125,407
Net loss                                   -                      (2,527)
Other comprehensive income (loss)      (5,650)                    (5,650)
                                     --------                   --------
Balance at December 31, 2001         $(68,936)                  $117,230
                                     ========                   ========




The  accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                            (IN THOUSANDS OF DOLLARS)




                                               2001        2000        1999
                                             --------    --------    --------
Cash Flows from Operating Activities
  Net income (loss)                          $ (2,527)   $ 29,474    $ (38,109)
  Adjustments to reconcile
      net income (loss) to
      cash flows from
      operating activities
         Special charges                            -           -       22,155
         Depreciation                          20,557      22,139        7,018
  Changes in current assets
      and liabilities
         Investment in
           trading securities                     460        (806)       8,478
         Inventories                            2,337      (3,391)        (996)
         Receivables                            6,955      (7,227)     (12,489)
         Accounts payable and
           accrued expenses                      (841)        267        7,718
         Prepaid and other                       (282)       (504)      (2,411)
                                             --------    --------    ---------
            Net cash provided by
              (used in) operating
                activities                     26,659      39,952       (8,636)

Cash Flows from Investing Activities
  Proceeds from the sales of
    available-for-sale securities                   -         189        6,867
  Proceeds from the sales of
    long-term investments                         605           -            -
  Purchases of available-for-sale
    securities                                   (569)     (1,918)      (1,264)
  Sale of properties                                -      13,346            -
  Acquisition of properties,
    net of investment grants                   (6,845)     26,073     (255,186)
  Purchase of subsidiary,
    net of cash acquired                       (1,839)          -            -
  Change in notes receivable                     (605)        585        4,178
                                             --------    --------    ---------
            Net cash provided by
              (used in) investing
                activities                     (9,253)     38,275     (245,405)

Cash Flows from Financing Activities
  Cash restricted                              (5,921)    (12,285)           -
  Increase (decrease) in pulp
    mill costs payable                           (902)    (50,286)      47,701
  Increase in notes payable
    and debt                                    5,821       5,649      162,863
  Decrease in notes payable
    and debt                                  (25,924)     (5,582)      (2,299)
  Shares of beneficial interest
    issued for cash                                 -         957            -
  Repurchase shares of beneficial
    interest                                        -           -         (217)
  Dividends                                         -           -         (834)
  Other                                             -           -            3
                                             --------    --------    ---------
            Net cash provided by
             (used in) financing
               activities                     (26,926)    (61,547)     207,217

Effect of exchange rate changes
  on cash and cash equivalents                  1,482          94       (4,704)
                                             --------    --------    ---------

Net increase (decrease) in cash
  and cash equivalents                         (8,038)     16,774      (51,528)
Cash and Cash Equivalents,
  beginning of year                            18,496       1,722       53,250
                                             --------    --------    ---------

Cash and Cash Equivalents,
  end of year                                $ 10,458    $ 18,496    $   1,722
                                             ========    ========    =========




The  accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Note  1.  The  Company  and  Summary  of  Significant  Accounting  Policies

     Mercer International Inc. ("the Company") is a business trust organized under the laws of the State of Washington, USA. Under Washington law, shareholders of a business trust have the same limited liability as shareholders of a corporation. The amounts in the notes are rounded to the nearest thousand except for the per share amounts.

Basis  of  Presentation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated.

Cash  and  Cash  Equivalents

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less and are recorded at cost which approximates market. The Company maintains cash balances in foreign financial institutions in excess of insured limits.

Investments

     The Company's available-for-sale and trading securities are stated at their fair values. Any unrealized holding gains or losses of available-for-sale securities are reported as a separate component of comprehensive income until realized and, for trading securities, any unrealized gains or losses are included in the results of operations. If a loss in value in available-for-sale securities is considered to be other than temporary, it is recognized in the determination of net income. Cost is based on the specific identification method to determine realized gains or losses.

     The Company incurs liabilities for security acquisitions where the security transfer is to occur at a future date. However, the liability amount is subject to the ultimate market price of the security.

Inventories

     Inventories of pulp are stated at the lower of cost (average-cost method) or market. Paper products are stated at the lower of cost (first-in, first-out method) or market.

Properties

     Depreciable properties are stated at cost unless the estimated future undiscounted cash flows expected to result from either the use of an asset or its eventual disposition is less than its carrying amount in which case an impairment loss is recognized based on the fair value of the asset. Grants received from a government reduce costs of property improvements.

     Depreciation of buildings and production equipment is based on the estimated useful lives of the assets and is computed using the straight-line method. Buildings are depreciated over 10 to 50 years and production equipment over 8 to 20 years.

Foreign  Currency  Translation

     The Company translates foreign assets and liabilities of its subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Unrealized gains or losses from these translations are reported as a separate component of

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  1.  The  Company  and  Summary  of  Significant  Accounting  Policies
          (Continued)

comprehensive income. Realized gains or losses are included in general and administrative expenses in the consolidated statements of operations. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Environmental  Conservation

     Liabilities for environmental conservation are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Any potential recoveries of such liabilities are recorded when there is an agreement with the reimbursing entity.

Stock-Based  Compensation

     Compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. There was no stock-based compensation included in these consolidated financial statements.

Taxes  on  Income

     The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Derivative  Instruments

     The Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001. Derivative instruments are measured at fair value and reported in the balance sheet as assets or liabilities. Accounting for gains or losses depends on the Company's intended use of the derivative instruments. Gains or losses on derivative instruments which are not designated hedges are recognized in earnings in the period of the change in fair value. Accounting for gains or losses on derivative instruments designated as hedges depends on the type of hedge and such gains or losses are recognized in either earnings or other comprehensive income.

     Retroactive application of this standard was not allowed. There is no cumulative effect in the Company's financial statements as a result of adopting this standard. The Company had a derivative instrument at December 31, 2000, which was entered into at year-end. There was no change in its fair value in 2000.

Earnings  Per  Share

     Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)



Note  1.  The  Company  and  Summary  of  Significant  Accounting  Policies
          (Continued)

Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New  Accounting  Standards

     Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," is to be applied starting with years beginning after December 15, 2001. This standard addresses how intangible assets, other than those acquired in a business combination, should be accounted for. Goodwill and intangible assets that have indefinite useful lives will no longer be amortized but will be tested annually for impairment. Management has not determined the effect this standard may have, if any, on the Company's financial statements.

     Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," is effective for years beginning after June 15, 2002. This standard addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated retirement costs. Management has not determined the effect, if any, this standard may have on the Company's financial statements.

     Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," is effective for years beginning after December 15, 2001. This standard supersedes the previous standard on this issue as well as others which dealt with accounting for discontinued operations and the elimination of an exception to consolidation. Management has not determined the effect this standard may have on the Company's financial statements.

Note  2.  Investments

     Trading securities are classified as current investments and are summarized as follows:




                                              DECEMBER 31
                                        -----------------------
                                          2001           2000
                                        --------       --------
Bonds                                   $  2,158       $  4,164
Equity securities                          1,894          1,156
                                        --------       --------

                                        $  4,052       $  5,320
                                        ========       ========




     Included within trading securities is an investment in a bond and common shares of two companies that represent 53% and 46%, respectively, of the total value of trading securities at December 31, 2001. At December 31, 2000, investment in a bond and common shares of a company represented 39% and 18%, respectively, of the total value of trading securities. The change in net unrealized holding gains (losses) on trading securities which has been included in earnings was $1,238, $(171) and $2,411 during 2001, 2000 and 1999, respectively.

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  2.  Investments (Continued)


Available-for-sale securities consist of bonds and equity securities and have been classified as long-term investments. Equity securities of two companies represented 85% and 91% of the total available-for-sale securities at December 31, 2001 and 2000, respectively. The proceeds from sales of these securities amounted to none, $189 and $6,867 which resulted in realized losses of none, $(77) and $(1,340) during 2001, 2000 and 1999, respectively. The fair value of available-for-sale securities included on the balance sheets at December 31, 2001, 2000 and 1999, was $7,305, $5,247 and $6,925, respectively. The cost of these securities was $12,225, $12,204 and $12,238 which resulted in unrealized losses being recorded in comprehensive income of $(4,920), $(6,957) and $(5,313) at December 31, 2001, 2000 and 1999, respectively. Also, included in long-term investments were equity securities stated at cost of $353 and $854 at December 31, 2001 and 2000, respectively, which did not have a readily determinable fair value. However, management believes that the estimated market value is greater than the carrying value.

Note  3.  Receivables




                                                DECEMBER 31
                                           ---------------------
                                             2001         2000
                                           --------     --------
Sale of paper and pulp products            $ 21,207     $ 14,869
Securities trading                           12,592       17,645
Sale of properties                                -        6,147
Value added tax                                 956          892
Other                                         7,903        6,535
                                           --------     --------
                                           $ 42,658     $ 46,088
                                           ========     ========




     At December 31, 2001 and 2000, the Company pledged $12,592 and $17,645, respectively, in securities trading receivables as collateral for amounts payable for securities.

Note  4.  Inventories




                                                       DECEMBER 31
                                                 -----------------------
                                                   2001           2000
                                                 --------       --------
Pulp and paper
  Raw materials                                  $ 13,008       $ 10,862
  Work in process and finished goods                9,315          9,115
                                                 --------       --------
                                                 $ 22,323       $ 19,977
                                                 ========       ========




Note  5.  Properties




                                                    DECEMBER 31
                                            ---------------------------
                                              2001               2000
                                            --------           --------
Land                                        $  8,519           $  7,425
Buildings                                     17,252             16,346
Production and other equipment               291,428            290,789
                                            --------           --------
                                             317,199            314,560
Less: Accumulated depreciation                69,032             48,953
                                            --------           --------
                                            $248,167           $265,607
                                            ========           ========



                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  5.  Properties  (Continued)

     During 1999, management determined that some of the Company's paper mills were impaired. These mills were written down to their estimated fair values based on existing market conditions. This impairment loss, amounting to $19,064, was reflected as special charges in the Company's consolidated statement of operations for the year ended December 31, 1999. Also, included in special charges in 1999, was a loss of $3,091 on abandoned pulp mill equipment.

Note  6.  Notes  Payable  and  Debt

     At December 31, 2001, the Company had two notes payable to banks. One of the notes amounting to $5,821 is due on demand at 7% interest. The other note which had a balance of $763 and $839 at December 31, 2001 and 2000, respectively, is due monthly at 6.75% interest and is secured by inventory.

     Long-term  debt  consists  of  the  following:




                                                         DECEMBER 31
                                                   -----------------------
                                                     2001           2000
                                                   --------       --------
Note payable to bank, interest at rates
 varying from 4.5% to 6.8% at December 31,
 2001, principal due in semi-annual
 installments based on a percentage of the
 final loan amount beginning at 2.4% to 5.1%
 at September 30, 2001, after an initial
 payment of $21,300 on March 31, 2001,
 until September 30, 2013 (final payment date),
 collateralized by receivables, inventory
 and pulp mill assets with 48% and 32%
 principal plus interest guaranteed by the
 Federal Republic of Germany and the State
 of Thuringia, respectively; cash restricted
 amounted to $29,739 and $25,150, at
 December 31, 2001 and 2000, respectively, in
 connection with this borrowing                     $193,607       $231,017

Debenture payable, 8% interest payable
 semi-annually, due 2003, unsecured,
 with attached warrants which allows a
 debenture holder to acquire common
 shares of the Company at the higher of
 $6 per share or the average price of the
 stock for the ten days prior to conversion            4,135          4,135

Loans payable to a bank, interest at rates
 varying from 3.875% to 6.5%, payment terms
 varying from on demand to December 31, 2003,         11,492              -
 secured by receivables and other properties

Other                                                    288            336
                                                    --------       --------
                                                     209,522        235,488
Less: Current portion                                (16,353)       (27,173)
                                                    --------       --------
                                                    $193,169       $208,315
                                                    ========       ========





     On December 29, 2000 and April 1, 2001, the Company entered into foreign currency forward swap agreements in the notational amount of $124,700 and $66,797, respectively, with respect to the long-term note payable to bank. These agreements are with the same bank which holds the note payable. These contracts were entered into by the Company for its own account consistent with its policy to manage foreign currency exchange risks. These agreements cover the period December 29, 2000, to September 30, 2008, and April 1, 2001 to September 30, 2013, respectively. While the Company may be exposed to credit risk with respect to these agreements, it does not anticipate nonperformance by the bank. The Company

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  6.  Notes  Payable  and  Debt (Continued)


recorded a gain from a change in the fair value of these contracts of $412 during the year ended December 31, 2001. Additionally, during 2001, the Company entered into two foreign currency forward agreements in the notational value of $10,000 each. The contracts were entered into by the Company for its own account and are consistent with its policy to manage foreign currency exchange risks. These agreements mature on April 22, 2002 and May 5, 2002. The Company recorded a loss from a change in the fair value of these contracts of $352 during the year ended December 31, 2001. During the first quarter of 2001, the Company entered into a U.S. dollar/euro foreign currency forward contract with a notational amount of approximately $31,000 which was settled in March of 2001. This contract resulted in a loss of $2,301.


     As of December 31, 2001, the principal maturities of long-term debt are as follows:




MATURES                                                    AMOUNT
-------                                                    ------
2002                                                       $ 16,353
2003                                                         22,461
2004                                                         12,687
2005                                                         13,513
2006                                                         14,441
Thereafter                                                  130,067
                                                           --------
                                                           $209,522
                                                           ========




     Interest  paid  amounted  to  $14,191  in 2001, $11,465 in 2000 and $12,100
($9,904  capitalized)  in  1999.

Note  7.  Accounts  Payable  and  Accrued  Expenses




                                                        DECEMBER 31
                                                  ----------------------
                                                    2001          2000
                                                  --------      --------
Trade payables                                    $ 18,875      $ 14,926
Accounts payable and accrued expenses               17,640        16,357
Payable for securities                               7,946         6,921
Other                                                1,781             -
                                                  --------      --------
                                                  $ 46,242      $ 38,204
                                                  ========      ========




Note  8.  Income  Taxes

     The  provision  for  income taxes is current and consists of the following:




                                                 YEAR ENDED DECEMBER 31
                                            --------------------------------
                                              2001       2000         1999
                                            --------   --------     --------
Provision for income taxes, non U.S         $  (74)    $ (108)      $ (1,092)
                                            ======     ======       ========



                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  8.  Income  Taxes (Continued)


     Differences between the U.S. Federal Statutory and the Company's effective rates are as follows:




                                                   YEAR ENDED DECEMBER 31
                                            -----------------------------------
                                              2001          2000         1999
                                            --------      --------     --------
U.S. Federal statutory rates on income
  from operations benefit (provision)       $    834      $(10,058)    $ 12,585
Tax differential on foreign income (loss)      3,152          (800)       8,182
Valuation allowance                           (5,494)       10,750      (20,748)
Other                                          1,434             -       (1,111)
                                            --------      --------     --------
                                            $    (74)     $   (108)    $ (1,092)
                                            ========      ========     ========




     Deferred  tax  assets  are  composed  of  the  following:





                                                  DECEMBER 31
                                            -----------------------
                                              2001           2000
                                            --------       --------
German tax loss carryforwards               $ 64,140       $ 63,853
U.S. tax loss carryforwards                    6,075          4,272
Swiss tax loss carryforwards                   3,084              -
Other                                            617            744
                                            --------       --------
                                              73,916         68,869
Valuation allowance                          (64,739)       (59,245)
                                            --------       --------
  Net deferred tax asset                    $  9,177       $  9,624
                                            ========       ========




     Because of potential restrictions on the use of German preacquisition tax loss carryforwards by successor entities, the Company provided a valuation reserve for much of these losses. German tax losses of approximately $175,000 at December 31, 2001, may be carried forward indefinitely. However, the Company is the subject of income tax audits on a continuing basis in Germany which may result in a change in the German tax loss amount. Management believes that, while realization of the net deferred tax asset on the German tax losses is not assured, it is more likely than not that it will be realized.

     The Company's U.S. net operating losses amount to approximately $17,800 at December 31, 2001. Losses of $4,600, $1,900, $1,200, $3,700, $2,800 and $3,600
will expire in 2021, 2020, 2019, 2018, 2012 and 2011, respectively, if not used. Management believes that these tax loss carryforwards are likely not to be utilized under current circumstances and has fully reserved any resulting potential tax benefit.

     The Company's Swiss net operating losses amounted to approximately $9,000 at December 31, 2001. Losses of $3,200 and $5,800 will expire in 2004 and 2007, respectively, if not used. Management believes that these tax loss carryforwards are likely not to be utilized under current circumstances and has fully reserved any resulting potential tax benefit.

     Income (loss) from foreign source operations amounted to $2,118, $30,152 and $(34,903) for the years ended December 31, 2001, 2000 and 1999, respectively. These amounts are intended to be indefinitely reinvested in operations. Since available-for-sale securities are primarily securities held by foreign

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  8.  Income  Taxes (Continued)


subsidiaries and the proceeds are expected to be reinvested, no tax has been provided in the determination of other comprehensive income for the years ended December 31, 2001, 2000 and 1999.

Note  9.  Shareholders'  Equity

     In a prior year, the Company issued one attached preferred share purchase right for each outstanding share of beneficial interest. A total of 11,958,993 rights were issued which allow the holder to acquire from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $75 per one one-hundredth of a preferred share. The rights will expire on December 31, 2003. The Company has the right to repurchase the rights for $.01 each.

     The Company has reserved 110,000 Series A Junior Participating Preferred Shares in connection with the rights. The preferred shares are entitled to quarterly dividends of $10 per share and have 100 votes per share. However, the preferred shares will be entitled to an aggregate dividend of 100 times any dividends declared on shares of beneficial interest and an aggregate of 100 times any payment to shares of beneficial interest on merger or liquidation.

     Also, during a prior year the Company authorized the issuance of 3.5 million shares of Cumulative Retractable Convertible Preferred Shares, Series B at a price of $20 per share. These shares have a cumulative dividend rate of up to 4%, a liquidation preference of $20 per share plus unpaid dividends, a redemption right beginning January 1, 2004, at $20 per share plus unpaid dividends, and may convert up to 10% of the issued and outstanding shares into shares of beneficial interest based on dividing the issue price plus unpaid dividends by $20 per share.

Note  10.  Acquisition

     On December 14, 2001, the Company acquired all of the outstanding common shares of Landqart AG ("Landqart"), a Swiss company, for $2,650 cash. The effective date of this acquisition is December 31, 2001. The results of Landqart's operations will be included in the Company's consolidated financial statements beginning January 1, 2002. Landqart is a manufacturer of specialty paper which is expected to become an integral part of the Company's paper segment.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.




Current assets                                     $11,542
Properties                                           9,912
                                                   -------
  Total assets acquired                             21,454
Current liabilities                                 12,237
Long-term liabilities                                6,567
                                                   -------
  Total liabilities assumed                         18,804
                                                   -------
  Net assets acquired                              $ 2,650
                                                   =======




     The following unaudited pro forma information presents the results of operations of the Company as if this acquisition had taken place on January 1, 2001 and 2000, respectively. The pro forma information is not necessarily indicative of the results that would have occurred had the acquisition taken place at the

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note  10.  Acquisition (Continued)

beginning of the periods presented. Further, the pro forma information is not necessarily indicative of future results.




                       YEAR ENDED DECEMBER 31
                      ------------------------
                       2001             2000
                      ------          --------
Revenues              $232,851        $270,659
Net income (loss)     $ (3,251)       $ 29,473
Earnings per share
  Basic               $  (0.19)       $   1.76
  Diluted             $  (0.19)       $   1.72




     The purchase agreement provides for an additional payment of up to $1,958 based on profitability criteria being met during the period January 1 through September 30, 2003. The purchase price may be further increased if certain parcels of real estate are sold prior to January 1, 2004. This increase will amount to 30% of the difference between the carrying value of the parcel at December 31, 2000, and its net sales price. If any of these contingent payments which are to be paid in cash, become due, they will be treated as an additional cost of acquisition.

Note  11.  Stock-Based  Compensation

     The Company has a non-qualified stock option plan which provides for options to be granted to officers and employees to acquire a maximum of 3,600,000 shares of beneficial interest including options for 130,000 shares to trustees who are not officers or employees.

     During 2000, options to acquire 1,600,000 shares of beneficial interest at $6.375 per share were granted to officers and employees of the Company which vest one-third at grant date and one-third each for the next two years. These options expire in ten years. The weighted fair value of these options was $3.60 each.

     Following is a summary of the status of the plan during 2001, 2000 and 1999:




                                           NUMBER OF           WEIGHTED AVERAGE
                                           SHARES              EXERCISE PRICE
                                           ---------           ----------------
Outstanding at December 31, 1999
  and 1998                                   765,500           $   10.03
Granted                                    1,600,000               6.375
Exercised                                   (159,500)               6.00
                                           ---------
Outstanding at December 31, 2001
  and 2000                                 2,206,000           $    7.67
                                           =========           =========



                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  11.  Stock-based  Compensation (Continued)


     Following is a summary of the status of options outstanding at December 31, 2001:




                    OUTSTANDING OPTIONS
---------------------------------------------------------------
                    WEIGHTED
                    AVERAGE        WEIGHTED
EXERCISE            REMAINING      AVERAGE
PRICE               CONTRACTUAL    EXERCISE
RANGE               NUMBER         LIFE              PRICE
---------------     -----------    -------------     ---------
 6.00  -  6.375     1,770,000       8.0              $  6.34
 8.50  - 11.66      231,500         5.1                 9.19
16.89  - 18.47      204,500         3.9                17.50


     EXERCISABLE OPTIONS
-----------------------------
                     WEIGHTED
                     AVERAGE
                     EXERCISE
NUMBER               PRICE
------               --------
1,236,666            $   6.33
  231,500                9.19
  204,500               17.50




Compensation

     Proforma information with respect to fair value accounting for the Company's stock option plan is as follows:




                                      2001     2000      1999
                                    --------  -------  ---------
Net Income (Loss)
  As reported                       $(2,527)  $29,474  $(38,109)
  Proforma                          $(5,403)  $26,598  $(38,421)
Basic Earnings (Loss) Per Share
  As reported                       $  (.15)  $  1.76  $  (2.33)
  Proforma                          $  (.32)  $  1.59  $  (2.34)
Diluted Earnings (Loss) Per Share
  As reported                       $  (.15)  $  1.72  $  (2.33)
  Proforma                          $  (.32)  $  1.55  $  (2.34)




     The fair value of each option granted is estimated on the grant date using the Black Scholes Model. The assumptions used in calculating fair value are as follows:




                                     2001      2000      1999
                                    ------    ------    ------
Risk-free interest rate               4.5%      8.5%      6.0%
Expected life of the options        2 years   2 years   2 years
Expected volatility                  68.9%     78.4%     60.0%
Expected dividend yield               0.0%      0.0%      0.0%



                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note  12.  Earnings  Per  Share

     Earnings per share data for years ended December 31 is summarized as follows:



                                                     NET INCOME (LOSS)
                                            ----------------------------------
                                              2001         2000         1999
                                            --------     --------     --------
Net income (loss) available to
 shareholders of beneficial interest         $ (2,527)    $ 29,474    $ (38,109)
                                            =========     ========    =========

                                                          SHARES
                                            -----------------------------------
                                              2001          2000         1999
                                            --------      --------     --------

Weighted average number of shares
 outstanding - basic                       16,874,899    16,778,962   16,389,944
Effect of dilutive securities:
  Options                                           -       365,528            -
                                           ----------    ----------    ---------

Weighted average number of shares
 outstanding - diluted                     16,874,899    17,144,490   16,389,944
                                           ==========    ==========   ==========




     For 2001 and 1999, warrants and options were not included in the computation of diluted earnings per share because they were anti-dilutive.

Note  13.  Supplemental  Disclosures  with  Respect  to Statements of Cash Flows

     There  were  no  significant  noncash  transactions  in  2001  and  2000.

     Significant  noncash  transactions  in  1999  include:

     * The Company issued shares of beneficial interest amounting to $7,342 upon the conversion of outstanding debentures.

     * The Company surrendered preferred shares in an entity valued at $2,621 in a settlement.

Note  14.  Business  Segment  Information

     The Company operates in two reportable business segments: pulp and paper. The segments are managed separately because each business requires different production and marketing strategies.

     The pulp segment consists of a single mill located in Germany which currently produces and markets kraft pulp. The paper segment consists of two mills located in Germany and one located in Switzerland.

     Both segments operate in industries which are cyclical in nature and their markets are affected by fluctuations in supply and demand in each cycle. These fluctuations have significant effect on the cost of materials and the eventual sales prices of products.

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note  14.  Business  Segment  Information (Continued)

     Summarized financial information concerning the segments is shown in the following table:




                                                  PULP       PAPER      TOTAL
                                                ---------  ---------  ---------
2001
Sales to external customers                     $130,903   $ 52,593   $183,496
Intersegment net sales                             5,187          -      5,187
Segment income (loss)                              4,069     (2,891)     1,178
Segment assets                                   333,381     47,384    380,765
Capital expenditures                               6,638      2,400      9,038

Reconciliations
Loss:
  Total income for reportable segments                                $  1,178
  Elimination of intersegment profits                                    2,274
  Unallocated amounts, other corporate expenses.                        (5,905)
                                                                      --------
    Consolidated loss before income taxes                             $ (2,453)
                                                                      ========
Assets:
  Total assets for reportable segments                                $380,765
  Intersegment receivable                                               (6,560)
  Other unallocated amounts                                              8,438
                                                                      --------
    Consolidated total assets                                         $382,643
                                                                      ========

                                                  PULP       PAPER      TOTAL
                                                ---------  ---------  ---------

2000
Sales to external customers                     $147,048   $ 78,578   $225,626
Intersegment net sales                             1,269          -      1,269
Segment income (loss)                             31,929       (278)    31,651
Segment assets                                   378,362     43,290    421,652
Capital expenditures                              21,881      3,003     24,884

Reconciliations
Income:
  Total income for reportable segments                                $ 31,651
  Elimination of intersegment profits                                    1,377
  Unallocated amounts, other corporate expenses                         (3,446)
                                                                      --------
    Consolidated income before income taxes                           $ 29,582
                                                                      ========
Assets:
  Total assets for reportable segments                                $421,652
  Intersegment receivable                                              (22,661)
  Other unallocated amounts                                              4,668
                                                                      --------
    Consolidated total assets                                         $403,659
                                                                      ========



                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note  14.  Business  Segment  Information (Continued)




                                                  PULP       PAPER      TOTAL
                                                ---------  ---------  ---------

1999
Sales to external customers                     $ 40,080   $ 85,490   $125,570
Intersegment net sales                                86          -         86
Segment loss                                      (4,200)   (25,885)   (30,085)
Segment assets                                   411,541     40,592    452,133
Capital expenditures                             282,920      6,190    289,110

Reconciliations
Loss:
  Total loss for reportable segments                                  $(30,085)
  Elimination of intersegment profits                                    2,704
  Unallocated amounts, other corporate expenses.                        (9,636)
                                                                      --------
    Consolidated loss before income taxes                             $(37,017)
                                                                      ========
Assets:
  Total assets for reportable segments                                $452,133
  Intersegment receivable                                                 (357)
  Other unallocated amounts                                              4,069
                                                                      --------
    Consolidated total assets                                         $455,845
                                                                      ========




     The following table presents net sales to external customers by geographic area based on location of the customer.




                                    2001         2000         1999
                                  --------     --------     --------
Germany                           $ 84,574     $ 95,376     $ 72,129
Other European Union                64,406       76,827       47,498
Eastern European and other          34,516       53,423        5,943
                                  --------     --------     --------
                                  $183,496     $225,626     $125,570
                                  ========     ========     ========




     The following table presents total assets by geographic area based on location of the asset.




                                    2001         2000         1999
                                  --------     --------     --------
Germany                           $352,538     $398,991     $451,776
Other                               30,105        4,668        4,069
                                  --------     --------     --------
                                  $382,643     $403,659     $455,845
                                  ========     ========     ========




     The pulp mill has fiber supply contracts with two companies which expire in 2002 and 2003 at prices agreed to periodically. The Company also has labor agreements which expire in 2002. In 2001, pulp sales to two customers amounted to 22% of total pulp sales, and pulp sales to one customer amounted to 27% in 2000.

                            MERCER INTERNATIONAL INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note  15.  Fair  Value  of  Financial  Instruments

     The fair value of other financial instruments at December 31 is summarized as follows:




                              2001                           2000
                      ---------------------         ---------------------
                      CARRYING        FAIR          CARRYING     FAIR
                      AMOUNT          VALUE         AMOUNT       VALUE
                      --------        -----         --------     --------
Cash and cash
  equivalents         $ 10,458        $ 10,458      $ 18,496     $ 18,496
Cash restricted         29,739          29,739        25,150       25,150
Notes receivable         4,877           4,877         4,296        4,296
Notes payable            6,584           6,584           839          839
Long-term debt         209,522         209,522       235,488      235,488




     The fair value of cash and cash equivalents is based on reported market value. The fair value of cash restricted was equal to its carrying amount because it is in an account which bears a market rate of interest. The value of notes receivable is based on the value of similar long-term receivables. The fair value of notes payable was based on the value of similar debt incurred in the pulp industry. The fair value of long-term debt was determined using discounted cash flows at prevailing market rates. The other long-term liabilities which have a carrying value of $3,065 and $3,721 at December 31, 2001 and 2000, respectively, are primarily an accrued environmental liability at the pulp mill. This liability may be partially reimbursable. Further, the Company cannot estimate at this time when these amounts will be paid. Therefore, the fair value of other long-term liabilities cannot be determined.

Note  16.  Commitments  and  Contingencies

     At December 31, 2001 and 2000, the Company recorded a liability for environmental conservation expenditures of $1,822 and $1,921, respectively. Management believes the liability amount recorded is sufficient, however, future regulations in Germany may result in additional liability.

     The Company is required to pay certain charges based on water pollution levels at its mills. Unpaid charges can be reduced by investing in qualifying equipment that results in less water pollution. The Company believes that equipment investments already made will offset most of these charges, but it has not received final determination from the appropriate authorities. Accordingly, a liability for these water charges has only been recognized to the extent that equipment investments have not been made.

     The Company is involved in various matters of litigation arising in the ordinary course of business. In the opinion of management, the estimated outcome of such issues will not have a material effect on the Company's financial statements.

                            MERCER INTERNATIONAL INC.
                SUPPLEMENTARY FINANCIAL INFORMATION (UNAUDITED)
                            QUARTERLY FINANCIAL DATA
                      (THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                   QUARTER ENDED
                            ----------------------------------------------------
                            MARCH 31     JUNE 30     SEPTEMBER 30    DECEMBER 31
                            --------     -------     ------------    -----------
2001
Net Sales                   $ 55,996     $ 52,310     $ 47,276       $ 41,407
Gross profit                  14,019        9,046        7,402          1,215
Income (loss) before
 extraordinary items
 and cumulative effect
 of a change in accounting     4,575          (71)         169         (7,200)
Income (loss) before
 extraordinary items and
 cumulative effect of a
 change in accounting,
 per share*                     0.27        (0.00)        0.01          (0.43)
Net income (loss)              4,575          (71)         169         (7,200)

2000
Net Sales                   $ 55,760     $ 63,715     $ 61,694       $ 55,033
Gross profit                   6,868       15,531       15,899         19,561
Income before
 extraordinary items
 and cumulative effect
 of a change in accounting     1,071        8,976         9,094        10,333
Income before extraordinary
 items and cumulative effect
 of a change in accounting,
 per share*                     0.06         0.52          0.52          0.61
Net income                     1,071        8,976         9,094        10,333

-----------


*     on  a  diluted  basis

                            MERCER INTERNATIONAL INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                  (UNAUDITED)

                            MERCER INTERNATIONAL INC.

                           CONSOLIDATED BALANCE SHEETS
                    AS AT JUNE 30, 2002 AND DECEMBER 31, 2001
                                   (UNAUDITED)
                              (EUROS IN THOUSANDS)


                                            JUNE 30,           DECEMBER 31,
                                              2002                2001
                                         -------------       ----------------
                                     ASSETS


Current Assets
  Cash and cash equivalents               E     22,873      E         11,741
  Investments                                    1,788                 4,549
  Receivables                                   51,622                47,892
  Inventories                                   25,727                25,062
  Prepaid and other                              3,706                 3,968
                                          ------------      ----------------
    Total current assets                       105,716                93,212

Long-Term Assets
  Cash restricted                               25,857                33,388
  Properties                                   268,359               278,617
  Investments                                    7,253                 8,598
  Notes receivable                               5,298                 5,475
  Deferred income tax                           10,197                10,303
                                          ------------      ----------------
                                               316,964               336,381
                                          ------------      ----------------
                                          E    422,680      E        429,593
                                          ============      ================

                                  LIABILITIES

Current Liabilities
  Accounts payable and accrued expenses   E     36,365      E         51,916
  Notes payable                                  8,502                 7,392
  Debt                                          19,193                18,360
                                          ------------      ----------------
    Total current liabilities                   64,060                77,668

Long-Term Liabilities
  Debt                                         208,584               216,871
  Other                                          3,043                 3,441
                                          ------------      ----------------
                                               211,627               220,312
                                          ------------      ----------------
    Total liabilities                          275,687               297,980

                              SHAREHOLDERS' EQUITY

Shares of beneficial interest                   76,722                76,722
Retained earnings                               72,267                59,111
Accumulated other comprehensive loss            (1,996)               (4,220)
                                          ------------      ----------------
                                               146,993               131,613
                                          ------------      ----------------
                                          E    422,680      E        429,593
                                          ============      ================



The accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                  FOR SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                  (UNAUDITED)
              (EUROS IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE)


                                               2002          2001
                                            ----------    ----------
Revenues
  Sales                                     E  119,535    E  112,404
  Transportation                                 2,753         2,772
  Other                                          5,574         5,575
                                            ----------    ----------
                                               127,862       120,751
Expenses
  Cost of pulp and paper                       104,603        93,004
  Transportation                                 2,478         2,031
  General and administrative                    14,396         9,452
  Interest expense                               8,099         8,366
  (Gain) loss on foreign currency
    derivative contracts                       (14,881)        2,846
                                            ----------    ----------
                                               114,695       115,699
                                            ----------    ----------

Income before income taxes                      13,167         5,052
Income taxes                                        11            29
                                            ----------    ----------
Net income                                      13,156         5,023

Retained earnings, beginning of period          59,111        61,934
                                            ----------    ----------

Retained earnings, end of period            E   72,267    E   66,957
                                            ==========    ==========

Earnings per share
  Basic                                     E     0.78    E     0.30
                                            ==========    ==========
  Diluted                                   E     0.77    E     0.29
                                            ==========    ==========



The accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                  FOR THREE MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)
               (EUROS IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE)


                                               2002          2001
                                            ----------    ----------
Revenues
  Sales                                     E   60,328    E   55,608
  Transportation                                 1,337         1,477
  Other                                          1,910         2,933
                                            ----------    ----------
                                                63,575        60,018
Expenses
  Cost of pulp and paper                        50,684        48,580
  Transportation                                 1,436           927
  General and administrative                     7,766         5,591
  Interest expense                               4,081         4,522
  (Gain) loss on foreign currency
    derivative contracts                       (18,948)          308
                                            ----------    ----------
                                                45,019        59,928
                                            ----------    ----------

Income before income taxes                      18,556            90
Income taxes                                        11            29
                                            ----------    ----------
Net income                                      18,545            61

Retained earnings, beginning of period          53,722        66,896
                                            ----------    ----------

Retained earnings, end of period            E   72,267    E   66,957
                                            ==========    ==========

Earnings per share
  Basic                                     E     1.10    E     0.00
                                            ==========    ==========
  Diluted                                   E     1.08    E     0.00
                                            ==========    ==========



The accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                   FOR SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)
                              (EUROS IN THOUSANDS)


                                               2002          2001
                                            ----------    ----------

Net income                                  E   13,156    E    5,023

Other comprehensive income:
  Foreign currency translation adjustments       3,513           233
  Unrealized (loss) gain on securities          (1,289)          988
                                            ----------    ----------

  Other comprehensive income                     2,224         1,221
                                            ----------    ----------

Total comprehensive income                  E   15,380    E    6,244
                                            ==========    ==========



The accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                  FOR THREE MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)
                              (EUROS IN THOUSANDS)



                                               2002          2001
                                            ----------    ----------

Net income                                  E   18,545    E       61

Other comprehensive income:
  Foreign currency translation adjustments       2,186          (608)
  Unrealized (loss) gain on securities          (2,148)          309
                                            ----------    ----------

  Other comprehensive income (loss)                 38          (299)
                                            ----------    ----------

Total comprehensive income (loss)           E   18,583    E     (238)
                                            ==========    ==========



The accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)
                              (EUROS IN THOUSANDS)




                                                    2002          2001
                                                 ----------    ----------
Cash Flows from Operating Activities:
  Net income                                     E   13,156    E    5,023
  Adjustments to reconcile net income
    from operations to cash
      Depreciation and amortization                  13,489        11,593

  Changes in current assets and liabilities
      Investments                                     3,965          (910)
      Inventories                                      (629)        1,941
      Receivables                                    (2,639)        5,242
      Accounts payable and accrued expenses         (16,797)       (2,692)
      Other                                             374           (10)
                                                 ----------    ----------
         Net cash provided by operating
           activities                                10,919        20,187

Cash Flows from Investing Activities:
  Purchases of fixed assets,
    net of investment grants                         (1,710)       (4,923)
  Decrease in note receivable                             -         4,790
  Other                                                 (11)           65
                                                 ----------    ----------
         Net cash used in investing
           activities                                (1,721)          (68)

Cash Flows from Financing Activities:
  Cash restricted                                     7,532         1,530
  Increase in indebtedness                            4,170             -
  Decrease in indebtedness                           (9,727)      (23,685)
                                                 ----------    ----------
         Net cash provided by (used in)
           financing activities                       1,975       (22,155)

Effect of exchange rate changes on cash and
  cash equivalents                                      (41)       (1,063)
                                                 ----------    ----------

Net increase (decrease) in cash
  and cash equivalents                               11,132        (3,099)

Cash and cash equivalents,
  beginning of period                                11,741        19,691
                                                 ----------    ----------
Cash and cash equivalents, end of period         E   22,873    E   16,592
                                                 ==========    ==========



The accompanying notes are an integral part of these financial statements.

                            MERCER INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR SIX MONTHS ENDED JUNE 30, 2002
                                   (UNAUDITED)

NOTE  1.     BASIS  OF  PRESENTATION

The interim period consolidated financial statements contained herein include the accounts of Mercer International Inc. and its subsidiaries (the "Company").

The interim period consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited consolidated financial statements and accompanying notes included in the Company's latest annual report on Form 10-K for the fiscal year ended December 31, 2001. In the opinion of the Company, the unaudited consolidated financial statements contained herein contain all adjustments necessary to present a fair statement of the results of the interim periods presented.

NOTE  2.     REPORTING  CURRENCY

Effective January 1, 2002, the Company changed its reporting currency from the U.S. dollar to the Euro. The reason for this change is because a significant majority of the Company's business transactions are originally denominated in Euros. The Company's functional currency and reporting currency are now the same. Prior years' financial statements had been reported in U.S. dollars, but have been restated into Euros using the guidance of Statement of Financial
Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Therefore, the financial statements for prior years depict the same trends that the previous financial statements presented in U.S. dollars show.

The Euro was initially implemented by the European Community on January 1, 1999. By adopting the Euro as the Company's reporting currency, most of the cumulative foreign currency translation losses were eliminated from the Company's balance sheets and most of the foreign currency translation losses were eliminated from the Company's statements of comprehensive income. Prior to the restatement, at December 31, 2001, there was a cumulative foreign currency translation loss of $64,016 (in thousands of U.S. dollars) included as part of shareholders' equity in the balance sheet. In conjunction with the restatement, the majority of this amount was eliminated. During the six months ended June 30, 2001, there was a foreign currency translation loss of $13,004 (in thousands of U.S. dollars) included as part of comprehensive income (loss). In conjunction with the restatement, the majority of this amount was eliminated.

For periods prior to 1999, when the Company's functional currency was the German deutschmark, the financial statements were restated using a fixed rate of 0.5113 Euros to each deutschmark. As a result of using the fixed exchange rate, the Company's consolidated financial statements for those periods may not be comparable to the financial statements of companies from other countries reporting in the Euro.

NOTE  3.     EARNINGS  PER  SHARE

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during a period. Diluted earnings per share takes into consideration shares outstanding (computed under basic earnings per share) and potentially dilutive shares. The weighted average number of shares outstanding for the purposes of calculating basic earnings per share was 16,874,899 for the six months and three months ended June 30, 2002 and 2001, respectively. The weighted average number of shares outstanding for the purposes of calculating diluted earnings per share was 17,054,998 and 17,154,277 for the six months ended June 30, 2002 and 2001, respectively, and 17,093,390 and 17,089,806 for the three months ended June 30, 2002 and 2001, respectively.

NOTE  4.     BUSINESS  SEGMENT  INFORMATION

The Company operates in two reportable business segments: pulp and paper. The segments are managed separately because each business requires different production and marketing strategies.

Summarized financial information concerning the segments is shown in the following table:


                                                 PULP        PAPER        TOTAL
                                               ---------   ---------    ---------
                                                      (Euros in thousands)
SIX MONTHS ENDED JUNE 30, 2002
Sales to external customers                    E  68,084   E  51,451    E 119,535
Intersegment net sales                             2,925           -        2,925
Segment profit                                    13,039       3,376       16,415

Reconciliation of profit:
  Total profit for reportable segments                                  E  16,415
  Elimination of intersegment profits                                         833
  Unallocated amounts, other corporate expenses                            (4,081)
                                                                        ---------

    Consolidated income before income taxes                             E  13,167
                                                                        =========

SIX MONTHS ENDED JUNE 30, 2001
Sales to external customers                    E  80,449   E  31,955    E 112,404
Intersegment net sales                             3,608           -        3,608
Segment profit                                     7,251         876        8,127

Reconciliation of profit:
  Total profit for reportable segments                                  E   8,127
  Elimination of intersegment profits                                         671
  Unallocated amounts, other corporate expenses                            (3,746)
                                                                        ---------

    Consolidated income before income taxes                             E   5,052
                                                                        =========




                                                 PULP        PAPER        TOTAL
                                               ---------   ---------    ---------
                                                      (Euros in thousands)
THREE MONTHS ENDED JUNE 30, 2002
Sales to external customers                    E  34,451   E  25,877    E  60,328
Intersegment net sales                             1,524           -        1,524
Segment profit                                    18,906         596       19,502

Reconciliation of profit:
  Total profit for reportable segments                                  E  19,502
  Elimination of intersegment profits                                         456
  Unallocated amounts, other corporate expenses                            (1,402)
                                                                        ---------

    Consolidated income before income taxes                             E  18,556
                                                                        =========

THREE MONTHS ENDED JUNE 30, 2001
Sales to external customers                    E  40,763   E  14,845    E  55,608
Intersegment net sales                             1,762           -        1,762
Segment profit                                     1,272         801        2,073

Reconciliation of profit:
  Total profit for reportable segments                                  E   2,073
  Elimination of intersegment profits                                         379
  Unallocated amounts, other corporate expenses                            (2,362)
                                                                        ---------

    Consolidated income before income taxes                             E      90
                                                                        =========



                                    EXHIBIT C

                              TRUSTEES' RESOLUTIONS
"WHEREAS:

A. The Company wishes to enter into a loan agreement (the "Babcock Loan Agreement") with Babcock & Brown Investment Management Partners LP, as agent and original lender, ("Babcock") pursuant to which Babcock and such other lenders as may from time to time become signatories to the agreement shall make available to the Company a non-revolving term loan in the principal sum of Euro 15,000,000 (the "Babcock Loan");

B. It is a condition to Babcock making the Babcock Loan available to the Company pursuant to the Babcock Loan Agreement that the Company enter into:

      (i)     the  Borrower's  Securities  Pledge  Agreements;
      (ii)    the  Borrower's  Assignment  Agreements;  and
      (iii)   the  Security  Trust  Agreement,

      (as defined in the Babcock Loan Agreement and, collectively, the "Babcock Credit Documents");

C. In connection with the Babcock Loan Agreement, the Company wishes to authorize its duly appointed officer Jimmy S.H. Lee to grant a power of attorney to Mr. Wolfram Ridder (the "Babcock Loan Power of Attorney") to effect the Babcock Loan as described in the Babcock Loan Power of Attorney;

D. The entering into of the Babcock Loan Agreement and the consummation of the transactions contemplated thereby are in the best interests of the Company; and

E. The Company has the corporate power and capacity to enter into, execute and deliver the Babcock Loan Agreement and the Babcock Credit Documents,

NOW  THEREFORE  BE  IT  FURTHER  RESOLVED  THAT:

1. The Babcock Loan Agreement in the form presented to the trustees be and is hereby approved;

2. The Company enter into, execute and deliver to Babcock the Babcock Loan Agreement;

3. The Company create, grant, issue, execute and deliver the Babcock Credit Documents;

4. The Company take all such further actions and execute and deliver all such further agreements, instruments and documents relating to, contemplated by, or necessary or desirable in connection with the performance of its obligations under, the Babcock Loan Agreement and the Babcock Credit Documents;

5. Any one officer or trustee of the Company (the "Authorized Officer") be, and is hereby, authorized and directed to execute and deliver all agreements, instruments and documents which are the subject of the foregoing resolutions respecting the Babcock Loan including, without limitation, the Babcock Loan Agreement and the Babcock Credit Documents, in the name and on behalf of the Company, under its corporate seal or otherwise, in the form presented to the trustees of the Company, with such changes, modifications and amendments thereto as such Authorized Officer may in such person's discretion approve, which approval shall be conclusively evidenced by the execution and delivery of such agreements, instruments and documents including, without limitation, the Babcock Loan Agreement and the Babcock Credit Documents and, to the extent that any such agreements, instruments and documents were executed and delivered prior to the date hereof, the execution and delivery thereof by any such Authorized Officer be, and is hereby, approved, ratified, and confirmed;

6. Any Authorized Officer be, and is hereby, authorized and directed to take all such further actions, execute and deliver such further agreements, instruments and documents in writing and do all such other acts and things as in such person's opinion may be necessary or desirable in the name of and on behalf of the Company, under its corporate seal or otherwise, to give effect to the foregoing resolutions respecting the Babcock Loan, which opinion shall be conclusively evidenced by the taking of such further actions, the execution and delivery of such further agreements, instruments and documents and the doing of such other acts and things;

7. Jimmy S. H. Lee, as duly appointed officer of the Company, be and is hereby authorized to represent the Company for the purposes of entering into agreements, making and accepting all waivers and other declarations and taking all other legal steps, in particular acting himself and/or by granting the Babcock Loan Power of Attorney to Mr. Wolfram Ridder, having his business address at Charlottenstrabe 59, 10117 Berlin, who shall then be so authorized to represent the Company for such purposes, to act individually and under exemption from the restrictions imposed by Section 181 of the German Civil Code and similar restrictions under foreign laws, and each having the power to delegate his power of attorney, whereby such delegation may also be made under exemption from the restrictions imposed by Section 181 of the German Civil Code and similar restrictions under foreign laws, to enter into and perform all acts and make all declarations required for the execution of all agreements and documents, including the Babcock Loan Agreement and the Babcock Credit Documents, to be executed by the Company in connection with the Babcock Loan; and

8. To the extent necessary, all acts of the proxys on the basis of the aforementioned Babcock Loan Power of Attorney and all actions taken by Mr. Jimmy S. H. Lee in connection with the foregoing are hereby approved, affirmed and ratified"

                                  SCHEDULE "B"


                               PLEDGED SECURITIES




DESCRIPTION OF SHARE CAPITAL               REGISTERED HOLDER
----------------------------               -----------------
50,000 DM in ZPR Zellstoff-und             Mercer International Inc.
Papierfabrik Rosenthal Holding
GmbH


E 24,750 in Stendal Pulp                   Mercer International Inc.
Holding GmbH

E 250 in Stendal Pulp                      Mercer International Inc.
Holding GmbH

50,000  DM  in Dresden Papier              Mercer International Inc.
Holdings GmbH



                                  SCHEDULE "C"

                      FORM OF FINANCIAL SERVICES AGREEMENT


[  ] *  2002



Mercer  International  Inc.
Giesshubel  Strasse  15
8045  Zurich,  Switzerland
Jimmy  S.H.  Lee
President  and  Chairman



Dear  Sirs,

APPOINTMENT  OF  FINANCIAL  ADVISER  FOR  MERCER'S  EQUITY  SALE

The purpose of this letter agreement is to set out the terms for the engagement (the "Assignment") of Babcock & Brown Limited ("B&B") to act as financial adviser to Mercer International Inc. ("Mercer") in respect of the sale (a "Transaction") of equity in and/or assets held by Zellstoff-und Papierfabrik Rosenthal Holding GmbH and Spezialpapierfabrik Blankenstein GmbH (together "ZPR"). The Transactions may take place individually or in any combination, either directly in the above indicated companies or through their corporate vehicles, including Mercer itself. In the event that Mercer sells equity in
                                                                 =====
and/or assets held by Stendal Pulp Holding GmbH ("Stendal"), this letter agreement shall be extended to include such transaction and the same terms and conditions outlined in this letter agreement would apply to it.

Scope  of  Work

Within the context of objectives to be agreed with Mercer, and working in conjunction with Mercer's legal, accounting, tax and other advisers, as appropriate, B&B will be required, as requested by Mercer from time to time to:

(a) provide strategic advice in relation to the disposal of equity and/or assets in ZPR;

(b)     assist  in  the  valuation  of  ZPR;

(c)     update  the  ZPR  financial  model  originally  developed  by  B&B;

(d) produce, based on the stand-alone financial models for ZPR, a consolidated financial model to be used for the valuation of Mercer's global ownership in pulp assets;

(e) assist Mercer in identifying potential and selecting investors or financiers;

(f) assist in the preparation of an information memorandum to be presented to potential investors or financiers; and

(g) assist in the negotiation of the terms and conditions, and of the amounts to be paid by investor(s) or financier(s) and the associated documentation and implementation of the transaction until closing.

B&B shall not contact any third parties with respect to a Transaction without the prior consent of Mercer.

Terms  of  Engagement

1.     FINANCIAL  ADVISER  RESOURCES

       1.1 B&B shall at all times employ adequate resources to meet the requirements of its appointment under this letter agreement.

       1.2 Without prejudice to the generality of Clause 1.1, B&B shall endeavour to ensure that throughout the term of this letter agreement the following individuals shall be available, as appropriate:

              (i)     Antonino  Lo  Bianco
              (ii)    Patrick  Demilecamps
              (iii)   Mike  Adam
              (iv)    Dominic  Robertson
              (v)     Guy  Thackwray

              Antonino Lo Bianco will be responsible for overall co-ordination of this assignment, while Patrick Demilecamps will be responsible for day to day activities. To the extent required, the team will be supported by other members of B&B's European Project Finance team and of B&B's USA Merchant Banking team.

       1.3 B&B shall prepare at such reasonable intervals as Mercer may request, reports on the financial status and progress of the assignment.

2.     INSTRUCTIONS

       B&B shall proceed with the services in accordance with decisions and instructions given by Mercer in accordance with this letter agreement provided always that if B&B shall, without undue delay after being given any decision, or instruction otherwise than in writing, require it to be confirmed in writing, such decision or instruction shall not be effective until written confirmation thereof has been received by B&B.

3.     PAYMENT

       3.1    Retainer  Fees

              B&B shall be entitled to a Euro 25,000 (twenty five Thousand Euro) monthly retainer fee from the date this letter agreement becoming effective. Monthly retainer fees will be invoiced monthly in arrears and paid by Mercer within 30 days of invoicing. No retainer fee will be due in those months when Mercer notify B&B in advance that no services will be required. The retainer fees will be fully credited against the success fees payable under clause 3.2. and will not be offset against the termination fees under clause 3.3.

        3.2    Success  Fees

               In the event Mercer, at its sole election, determines to and completes a Transaction, B&B shall be entitled to success fees (together the "Success Fees") in amounts equal to a percentage "X" applied to the net proceeds (i.e. after the deduction of costs, fees, expenses and any amounts relating to debt or other financial liabilities which are assumed by the purchaser) received or to be received by Mercer on the closing thereof:. "X" shall be equal to 3.5% if the US$ amount it applies to is less than or equal to US$250 million, 3.0% if the US$ amount it applies to is greater than US$ 250 million and less than or equal to US$ 350 million, 2.5% if the US$ amount it applies to is greater than US$ 350 million. In the event Mercer effects one or more Transactions, the aggregate Success Fees shall not be less than Euro 500,000 (five hundred thousands Euro). Mercer shall pay, or cause to be paid, to B&B the Success Fees within five business days of the receipt of funds from the completion of a Transaction. Any Success Fee paid or payable to B&B hereunder shall offset and reduce the amount of any Break Fee paid or payable to Babcock & Brown Investment Management Partners LP ("BBIMP") under that certain loan agreement entered into on or about August [21], 2002 among BBIMP as agent and original lender and Mercer (the "Loan Agreement"), and vice-versa, provided that if the Loan (as defined in the Loan Agreement) is repaid from the proceeds of any Equity Issue (as defined in the Loan Agreement), no such offset or reduction will occur.

               If any Transactions take place in stages, B&B's appointment and the terms and conditions of this letter agreement shall be in respect of each stage until the termination of this letter agreement pursuant to the terms hereof.

       3.3    Termination  Fee

              (A) If Mercer decides, within 45 days of signing this letter agreement, to withdraw from pursuing any of the transactions related to the Assignment, a Termination Fee of Euro 100,000 (one hundred thousands Euro) shall be paid by Mercer to B&B. In the event of termination by Mercer as aforesaid, the provisions of Section 5.2(b) hereof shall automatically terminate and be null and void.

              (B) If the withdrawal decision is taken after said 45 day period, a Termination Fee of Euro 200,000 (two hundred thousands Euro) shall be paid to B&B by Mercer.

       3.4    Expenses

              All reasonable out-of-pocket expenses (including, but not limited to, travel or accommodation away from the office) will be payable to B&B by Mercer.

       3.5    Invoicing

              Expenses shall be invoiced by B&B monthly in arrears, and paid by Mercer within 30 days.

       3.6    Taxes

              All  fees  and  expenses  are  exclusive  of  VAT.

4.     CONFIDENTIALITY

       4.1 Save as may be otherwise agreed, B&B shall treat as confidential all information whether in written, visual, electronic, mechanical, optical or oral form supplied by Mercer, or acquired in the course of this engagement.

       4.2 Unless specific authorisation is given in writing by Mercer, B&B shall not be entitled to make use of any such information for any purpose other than in direct connection with the Assignment.

       4.3 Clause 4.1 or 4.2 shall not apply to B&B in relation to any information if and to the extent that such information:

              (i) was before the date of its receipt under or pursuant to the engagement known to B&B, otherwise than in consequence or communication thereof in confidence by or on behalf of Mercer;

              (ii) was received by B&B from an unconnected source which B&B believed was entitled to supply the same without breach of confidence;

              (iii) was before or at the time of its receipt under or pursuant to this engagement or thereafter becomes, in the public domain otherwise in consequence of a breach of an obligation by B&B; or

              (iv) is required to be disclosed by B&B pursuant to law or an order or directive of a court or competent regulatory authority.

       4.4 The confidentiality undertaking contained in this Clause 4 shall continue for a period of 2 years from the date of this letter agreement.

5.     TERM  AND  TERMINATION

       5.1 This letter agreement shall terminate automatically, without further action of the parties hereto, on the earlier date (the "Termination Date") of the following date:

              (i) the repayment in full by Mercer of the E 15 million bridge loan facility provided and/or arranged by B&B on the date hereof (the "Facility") in circumstances where Mercer has paid the Break Fee under the Facility;

              (ii) the Facility having matured or been accelerated (by default or otherwise) and B&B having taken action to realize on the security for the Facility or collect the same. In the event of termination by Mercer pursuant to this clause, a Penalty Fee of Euro 1,000,000 (one million Euro) shall be paid by Mercer to B&B; or

              (iii)  [June  30,  2004].

       5.2    (A)    Mercer  shall  be  entitled to terminate this  letter
                     agreement at any  time prior to the Termination Date:
                     (i) if B&B commits a material breach of any of its obligations hereunder and fails to rectify the same within 10 working days of being notified in writing by Mercer; or (ii) upon giving 30 days written notice to B&B that Mercer has determined not to proceed with a Transaction for at least 12 months from the date of notice, in which case the applicable
                     Termination Fee pursuant to Clause 3 shall be due.

              (B) Subject to Section 3.3(A) hereof, if Mercer terminates this letter agreement pursuant to Clause 5.2(A)(ii), but pursues a Transaction during such 12 month period, then the terms of this letter agreement and B&B's appointment shall be reactivated and B&B shall deduct any payment received under Clause 3.2 from the Success Fees payment.

       5.3 Termination of this letter agreement does not affect the parties' accrued rights and obligations at the date of termination.

       5.4 Clauses 4 (Confidentiality), 5 (Term and Termination), 6 (Liability), 7 (Indemnity), 8 (Rights of Third Parties), 9 (Severability) and 10 (Governing Law), together with those Clauses the survival of which is necessary for the interpretation or enforcement of this letter agreement, shall survive termination of this letter agreement and shall continue in full force and effect.

6.     LIABILITY

       6.1 Save as expressly provided in this letter agreement, neither party shall be liable in any action initiated by one against the other for any consequential or indirect losses (including, without limitation, loss of profit) of any kind connected with the performance of or failure to perform this letter agreement.

       6.2 Without prejudice to Clause 6.1, B&B's (and its affiliates') liability to Mercer for any and all other losses and damages howsoever resulting from B&B's (and/or its affiliates') performance or failure to perform under this letter agreement, shall not exceed the total fees paid to B&B under this letter agreement, unless such liability arises from B&B's bad faith, gross negligence or willful misconduct.

7.     INDEMNITY

       7.1 Recognising that B&B's role is limited to acting as Mercer's adviser, Mercer agrees to indemnify and hold harmless B&B and its affiliates (and the partners, directors, officers, employees and controlling persons of B&B and its affiliates) to the full extent lawful against any and all claims, damages, losses, liabilities and expenses as incurred (including, but not limited to, all reasonable fees (including legal fees), costs, expenses and disbursements of B&B and its affiliates) arising out of B&B's engagement hereunder and the transactions contemplated hereby; provided, however, there shall be excluded from such indemnification any such claim, damage, loss, liability or expense to the extent that this arises out of or to the extent that this is based upon any action or failure to act by B&B, other than an action or failure to act undertaken at Mercer's specific request, that is found to constitute bad faith, willful misconduct or gross negligence on the part of B&B, its affiliates or those for whom at law B&B is responsible.

       7.2 The foregoing indemnity will be in addition to any rights that B&B and its affiliates (and the partners, directors, officers, employees and controlling persons of B&B and its affiliates) may have at common law or otherwise (including, but not limited to, any right of contribution).

8.     RIGHTS  OF  THIRD  PARTIES

       A person who is not a party to this letter (other than those persons, companies and entities afforded protection pursuant to Clauses 6 and 7) agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter agreement.

9.     SEVERABILITY

     Each provision of this letter agreement is severable and if any provision is or becomes invalid or unenforceable or contravenes any applicable regulations or law, the remaining provisions will not be affected.

10.     GOVERNING  LAW  AND  JURISDICTION

     This letter agreement shall be governed by and construed in accordance with New York Law. The parties agree that the courts of New York shall have exclusive jurisdiction in relation to any dispute or claim arising from this letter agreement.

Yours  faithfully



Signed:                                               Date:
          --------------------------------                   -------------------
          For  and  on  behalf  of
          Babcock  &  Brown  Limited



Signed:                                               Dated:
          --------------------------------                   -------------------
          Acknowledged  and  agreed  for
          Mercer  International  Inc.

                                  SCHEDULE "D"


                             FORM OF ADVANCE REQUEST

*

Attention:   *

Dear  Sirs:

     The undersigned, Mercer International Inc., (the "Borrower"), refers to the Loan Agreement dated as of August *, 2002 (the "Loan Agreement) among Babcock & Brown Investment Management Partners LP, as Agent and as a Lender thereunder, and the Borrower.

     All capitalized terms herein bear the meaning given to them in the Loan Agreement.

     The Borrower hereby gives notice that the Borrower hereby requests the Advance of the Loan under the Loan Agreement, as set out below:

     (a) The requested date of the Advance, being a Banking Day, is August *, 2002; and

     (b)  The  aggregate  amount  of  the  Advance  is E 15,000,000;


                                            Yours  truly,

                                            MERCER  INTERNATIONAL  INC.


                                            Per:
                                                  ------------------------------
                                                  Authorized  Signing  Officer

                                  SCHEDULE "E"

                      SHAREHOLDERS AGREEMENT HEADS OF TERMS

A Shareholders' Agreement (the "Agreement") shall be entered into in respect of ZPR Zellstoff-und Papierfabrik Rosenthal Holding GmbH (the "Company") so as to provide that upon a disposal (following enforcement of security) by the Lenders of an interest of less than 51% of the Company (the "A Share"):

(1) pre-emption rights are granted to each shareholder including the following terms:

        PRE-EMPTION

        (a) No shareholder shall be entitled to dispose of any interest in any of its shares (other than to an affiliate) without first offering them for transfer to the other shareholders (the "Recipient").

        (b) The notice of transfer shall specify the shares offered, the price at which they are offered, the terms of payment and any other material terms. The notice may not be revoked.

        (c) The Recipient shall notify the selling shareholder within 15 days whether it is willing to purchase the shares.

        (d) On the expiry of the offer period, if the Recipient has notified the selling shareholder that it wishes to purchase the shares, the Recipient shall be bound to pay the purchase price for, and to accept a transfer of, the shares and the selling shareholder shall be bound, on payment of the purchase price, to transfer such shares to the Recipient.

        (e) If after the expiry of the offer period the shares are not purchased by the Recipient the selling shareholder may transfer the shares to any person and at a price which is not less than the price specified in the original notice of transfer and upon terms no more advantageous to the buyer as specified in the said notice.

(2) tag along rights are granted to each shareholder including the following terms:

        TAG  ALONG

        (a) If at any time a shareholder intends to dispose of some or all of its shares or any interest in its shares to a third party (after giving effect to the pre-emption rights set out above), such shareholder shall give notice in writing to the other shareholders (the "Recipient") specifying:

             (i) the number of shares and the nature of the interest in the shares of which it intends to dispose;

             (ii) the name(s) of the proposed transferee(s) of the relevant shares; and

             (iii)  the  terms  of  the  disposal.

        (b) If the Recipient wishes to dispose of its shares on the same terms as specified in the notice then it shall within 15 business days after the date of the notice notify the selling shareholder in writing.

       (c) The selling shareholder shall not dispose of the relevant shares unless it has:

             (i) given a notice not less than 15 business days before the disposal; and

             (ii) procured, on the same terms as contained in the notice, the disposal of the shares or any interest in them of the Recipient if so requested by the Recipient;

(3) drag along rights are granted to each shareholder including the following terms:

       DRAG  ALONG

       (a) If at any time a shareholder receives a bona fide third party offer to purchase all the shares of the Company (an "Initial Offer"), such shareholder shall notify the other shareholder (the "Recipient").

       (b) The notice shall specify the offer price, the terms of payment and any other material terms of the Initial Offer.

       (c) The Recipient shall notify the selling shareholder within 7 days of receipt of the notice whether t is willing to accept the
             Initial Offer.

       (d) If shareholders holding a simple majority of the shares in the Company wish to accept the Initial Offer then they shall give notice (the "Second Offer") to those shareholders who have indicated that they do not wish to accept the offer (the "Declining Shareholders") that they wish to sell to them all of their shares on the terms and conditions of the Initial Offer.

       (e) If the Declining Shareholders do not accept the Second Offer and purchase the shares of the accepting shareholders with 15 days, the Declining Shareholders shall be deemed to have delivered a notice accepting the Initial Offer and all shareholders will be required to participate and sell their shares pursuant to the terms and conditions of the Initial Offer.

(4) the following actions may not be taken without the prior written approval of each shareholder:

       (a) any revocation or alteration of the Company's constitutional documents;

       (b) the creation, or issuance of any shares in the Company or the issuance of any securities, warrants or options exchangeable for or carrying the right to subscribe for shares in the Company;

       (c) any conversion, reclassification, subdivision, consolidation, exchange or any other reorganisation of the Company's share capital;

       (d) the redemption or purchase by the Company of any of its share capital or securities convertible into shares or the cancellation of subscription rights in respect of its shares or securities convertible into its shares;

       (c) the entry into of any transaction with a shareholder or any person affiliated with a shareholder (each a "Related Party"), including, without limitation, any loans to a Related Party, the payment of any management fees to a Related Party, the disposal by the Company of any assets to a Related Party or the acquisition by the Company of any assets from a Related Party other than:

            (i) transactions in the ordinary course of business involving aggregate consideration of not more than Euro 100,000 per transaction or Euro 300,000 for all such transactions in any Financial Year;

           (ii) any agreements, contracts or arrangements existing at the date of the Agreement and which, if entered into after the date of the Loan Agreement, are permitted under the terms of the Loan Agreement;

           (iii) salaries, benefits and other remuneration paid in the ordinary course and reasonably consistent with past practice to officers, directors or employees;

       (d) the transfer or disposal of all or substantially all of the Company's property, assets or undertaking, taken as a whole;

       (e) the merger, amalgamation, reorganisation or consolidation of the Company;

       (f) the repayment of any loans owing by the Company to a shareholder or any person affiliated with a shareholder other than:

            (i) pursuant to the terms of agreements existing at the date of the Agreement provided that any such payments are permitted under the terms of the ZPR Credit Agreement and the agreements themselves, if entered into after the date of the Loan Agreement were entered into in compliance with the terms of the Loan Agreement; and

            (ii) repayments pursuant to terms of agreements approved by all of the shareholders; or

       (g) reorganise or change in any material respect the nature or scope of the Company's business from the pulp, paper or forest products business and activities and businesses reasonably ancillary thereto.

(5) the management of the Company shall not do any of following without the agreement of the A Director:

       (a) save to the extent required to do so as a matter of law, pass any resolution for winding up the Company;

       (b) save to the extent required to do so as a matter of law, apply for the appointment of a receiver or an administrator over the Company's assets; or

       (c) do or fail to do anything which could reasonably result in an event of default occurring under the ZPR Credit Agreement.

(6) the management of the Company and each of its Subsidiaries shall include one managing director (Geschaftsfuhrer) appointed by the holder of the A Share (the "A Director") and, subject to (7) below, a board meeting shall not be quorate unless the A Director is present;

(7) quorum for directors shall be 3 of which one is the A Director provided that if quorom is not met at a meeting, the meeting shall be adjourned for at least 7 days and then reconvened. At the reconvened meeting, quorum shall be 2 directors regardless of whether the A Director is present.

(8) a business plan for each Financial Year of the Company (including any Subsidiaries of the Company) shall be submitted for approval to each of the shareholders not less than 45 Days before the end of the then current Financial Year of the Company. Each business plan shall include:

       (a)  a  projected  balance  sheet  and  profit  and  loss  account;

       (b) a detailed cashflow statement detailing, in particular, payments to affiliated companies;

       (c)  an  estimate  of  working  capital  requirements;

       (d)  an  operating  budget;  and

       (e) a report on the Company's performance during the current Financial Year of the Company.

Where a matter which would otherwise require approval under these provisions has been expressly included in a business plan approved by the A Shareholder, no further approval shall be required provided that there is no material change in the terms of the transaction from those approved in the business plan.

(9) If after the date of the Agreement a material breach of the Agreement occurs by a shareholder which is not remedied within 30 days after notice or an act of insolvency occurs relating to such shareholder (a "Defaulting Shareholder"), the Defaulting Shareholder shall lose its rights to nominate directors, its entitlement to vote, and will be deemed to have granted an option to the non-defaulting shareholder to purchase all of its shares for an amount equal to the fair market value thereof minus 10%.

For the purpose of the Agreement, fair market value shall be in an amount agreed upon by the parties or failing agreement, on amount determined pursuant to a valuation and arbitration methodology to be included in the Agreement.

(10) No shareholder shall be required to advance funds or provide guarantees unless unanimously approved by all shareholders.

(11) Any party acquiring shares will be required to enter into an identical shareholders' agreement.

(12) Any shareholder may upon written notice require that, to the extent permitted, the Company's constitutional documents be amended to reflect the terms of the Agreement.

In this Schedule capitalised terms not otherwise defined in the Schedule have the meaning given to them in the Loan Agreement and "Loan Agreement" means the loan agreement to which this forms a Schedule.

                                  SCHEDULE "F"

                                 CORPORATE CHART



--------------------------------------------------------------------------------
                            MERCER INTERNATIONAL INC.
                                (THE "BORROWER")
                                      (USA)
--------------------------------------------------------------------------------

ZPR ZELLSTOFF-UND
PAPIERFABRIK                                               STENDAL PULP HOLDINGS
ROSENTHAL                       DRESDEN PAPIER             GMBH
HOLDING  GMBH                   HOLDINGS GMBH              ("SPH")
("ZPR HOLDING")                 (GERMANY)                  (GERMANY)
(GERMANY)


SPECIALPAPIERFABRIK                                        ZELLSTOFF STENDAL
BLANKENSTEIN GMBH               DRESDENT PAPIER GMBH       GMBH
("SPB")                         (GERMANY)                  ("ZSG")
(GERMANY)                                                  (GERMANY)


ZELLSTOFF-UND
PAPIERFABRIK
ROSENTHAL GMBH & CO.
KG
("ZPR & CO.")
(GERMANY)